Filed pursuant to Rule 424(b)(5)

Registration No. 333-116189

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 24, 2004

1,600,000 Shares

Common Shares

        Our common shares are traded on the Nasdaq National Market under the symbol “CARS.” The last reported sale price on August 23, 2004 was $29.38 per share.

      The underwriter has an option to purchase a maximum of 240,000 additional common shares to cover over-allotments of shares.

      Investing in our common shares involves risks. See “Risk Factors” beginning on page 3 of the accompanying prospectus.

		Underwriting	Proceeds to
	Price to	Discounts and	Capital
	Public	Commissions	Automotive

Per Share	$28.95	$0.30	$28.65
Total	$46,320,000	$480,000	$45,840,000

      Delivery of the common shares will be made on or about August 27, 2004.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

The date of this prospectus supplement is August 24, 2004.

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TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

      You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

ABOUT THIS PROSPECTUS SUPPLEMENT

      References to “we,” “us” or “our” refer to Capital Automotive REIT or, if the context requires, Capital Automotive L.P., which we refer to as the “Partnership,” and our business and operations conducted through the Partnership and/or directly or indirectly owned subsidiaries. References to the “REIT” refer solely to Capital Automotive REIT. The REIT is the sole general partner of the Partnership, and as of June 30, 2004, owned approximately 81.7% of the common units of limited partnership interest in the Partnership, which we refer to as Common Units, as well as 100% of the Series A and Series B preferred units of limited partnership interest in the Partnership. Common Units of the Partnership held by limited partners (other than the REIT) are redeemable, at the option of the holder, for cash, or alternatively, the REIT, at its election, may assume the redemption obligations of the Partnership and acquire the Common Units in exchange for the REIT’s common shares on a one-for-one basis.

      In this prospectus supplement, we use the term “dealerships” to refer to franchised automobile dealerships and motor vehicle service, repair or parts businesses, used vehicle businesses and other related businesses, which are the types of businesses that are operated on our properties. We also use the terms “dealer group,” “tenant” or ”operators of dealerships” to refer to the persons and companies that lease our properties.

FORWARD-LOOKING STATEMENTS

      Our prospectus supplement and the accompanying prospectus, including our documents incorporated herein by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Also, documents which we subsequently file with the Securities and Exchange Commission, or the SEC, and are incorporated into this prospectus supplement and the accompanying prospectus by reference will contain forward-looking statements. When we refer to forward-looking statements or information, sometimes we use words such as “may,” “will,” “could,” “should,” “plans,” “intends,” “expects,” “believes,” “estimates,” “anticipates” and “continues.” In particular, the risk factors included or incorporated by reference in this prospectus supplement and accompanying prospectus describe forward-looking information. The risk factors are not all-inclusive, particularly with respect to possible future events. Other parts of, or documents incorporated by reference into, our prospectus supplement and accompanying prospectus may also include forward-looking information. Many things can happen that can cause our actual results to be different than those described. We have included some of these factors under the section captioned “Risk Factors” beginning on page 3 of the accompanying prospectus.

      Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements. We also make no promise to update any of the forward-looking statements, or to publicly release the results if we revise any of them. You should carefully review the risks and the risk factors described in the section captioned “Risk Factors” beginning on page 3 of the accompanying prospectus, as well as the other information in this prospectus supplement and the accompanying prospectus before buying our common shares.

SUMMARY

      This summary may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, especially the “Risk Factors” section beginning on page 3 of the accompanying prospectus and the “Where You Can Find More Information” section on page S-11 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, before making an investment decision. Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that the underwriter’s over-allotment option is not exercised.

The Company

      We are a self-administered and self-managed real estate company operating as a real estate investment trust, or a REIT, for federal income tax purposes. Our executive officers are Thomas D. Eckert, President and Chief Executive Officer; David S. Kay, Senior Vice President, Chief Financial Officer and Treasurer; Jay M. Ferriero, Senior Vice President and Director of Acquisitions; John M. Weaver, Senior Vice President, Secretary and General Counsel, and Lisa M. Clements, Vice President, Chief Accounting Officer and Controller.

      Our primary business strategy is to purchase real estate (land, buildings and other improvements), which we simultaneously lease to operators of franchised automobile dealerships and motor vehicle service, repair or parts businesses, used vehicle businesses and other related businesses under long-term, triple-net leases. Triple-net leases typically require the tenant to pay all operating expenses of a property, including, but not limited to, all real estate taxes, assessments and other government charges, insurance, utilities, repairs and maintenance. We focus on leasing properties to dealer groups that have a long history of operating multi-site, multi-franchised dealerships, generally targeting the largest dealer groups in terms of revenues in the largest metropolitan areas in the U.S. in terms of population. In addition, we provide facility improvement and expansion funding, construction financing and takeout commitments in certain circumstances. We believe that we are the only publicly traded real estate company exclusively pursuing this strategy. The objective of our strategy is to provide long-term, predictable, stable cash flow for our shareholders. We have been a frequent issuer of equity and debt securities in 2004 and may issue additional securities in the future in order to meet this objective.

      As of June 30, 2004, we had invested more than $2.0 billion in 330 properties located in 31 states, consisting of approximately 2,480 acres of land and containing approximately 14.2 million square feet of buildings and improvements. Our tenants operate 473 motor vehicle franchises on our properties, representing 44 brands of motor vehicles, which include all of the top selling brands in the U.S.

      Our principal executive offices are located at 8270 Greensboro Drive, Suite 950, McLean, Virginia 22102 and our telephone number is (703) 288-3075. Our website address is www.capitalautomotive.com. The information contained on our Web site is not a part of this prospectus supplement or the accompanying prospectus. We make available free of charge on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after electronically filed with or furnished to the SEC.

Recent Developments

      On August 20, 2004, we entered into a syndicated revolving credit and term loan agreement with JPMorgan Chase Bank, as administrative agent, and certain other lenders named therein. The revolving credit facility, which is unsecured, consists of (i) a $250 million three-year revolver that may be extended for one additional year and (ii) a $150 million five-year term loan, each of which will bear interest at a rate of LIBOR plus a spread that adjusts over time depending on our leverage or our debt rating. As of the date of this prospectus supplement, the interest rate was LIBOR plus 145 basis points.

      Proceeds from the term loan and drawings under the revolver were used to repay existing secured variable rate debt in the amount of $183.8 million. As of the date of repayment, the weighted average interest of the debt repaid was LIBOR plus 305 basis points.

THE OFFERING

Issuer	Capital Automotive REIT

Securities offered	1,600,000 common shares plus up to an additional 240,000 common shares issuable upon exercise of the underwriter’s over-allotment option

Shares to be outstanding after this offering	46,400,503(1)

Use of proceeds	We intend to use the net proceeds to repay secured debt incurred in connection with property acquisitions and to fund future property acquisitions.

Risk factors	See “Risk Factors” beginning on page 3 of the accompanying prospectus and other information contained herein for a discussion of factors you should carefully consider before deciding to invest in our common preferred shares.

Nasdaq National Market symbol	“CARS”

(1)	Based on 36,689,197 common shares and 8,111,306 units of the Partnership outstanding as of August 20, 2004. Excludes common shares issuable upon the exercise of outstanding options or that may be issuable upon the payment of phantom shares under our equity incentive plan.

USE OF PROCEEDS

      The net proceeds from the sale of common shares in this offering, after deducting the discounts and commissions to the underwriter and other estimated expenses of this offering payable by us, are estimated to be approximately $45.6 million (approximately $52.5 million if the underwriter’s over-allotment option is exercised in full). We intend to use the net proceeds to repay secured debt incurred in connection with property acquisitions and to fund future property acquisitions.

ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of some additional tax considerations with respect to the ownership of our common shares. For additional information, see the “Federal Income Tax Considerations” section beginning on page 41 of the accompanying prospectus.

      Taxation of Capital Automotive. In the opinion of our tax counsel, Shaw Pittman LLP, (i) we qualified as a REIT under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” with respect to our taxable years ended through December 31, 2003; and (ii) we are organized in conformity with the requirements for qualification as a REIT under the Code and our current method of operation will enable us to meet the requirements for qualifications as a REIT for the current taxable year and for future taxable years, provided that we have operated and continue to operate in accordance with various assumptions and factual representations made by us concerning our business, properties and operations. We may not, however, have met or continue to meet such requirements. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court. Our qualification as a REIT depends on our ability to meet, on a continuing basis, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within certain categories, the diversity of the ownership of our shares, and the percentage of our earnings that we distribute. We describe the REIT qualification tests in more detail in the accompanying prospectus under “Federal Income Tax Considerations — Requirements for REIT Qualification.” Shaw Pittman LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, no assurance can be given that our actual operating results will satisfy the qualification tests.

UNDERWRITING

      Under the terms and subject to the conditions contained in an underwriting agreement dated August 24, 2004, we have agreed to sell to Credit Suisse First Boston LLC, as sole underwriter, 1,600,000 common shares.

      The underwriting agreement provides that the underwriter is obligated to purchase all of the common shares in the offering if any are purchased, other than those shares covered by the over-allotment option described below.

      We have granted to the underwriter a 30-day option to purchase up to 240,000 additional common shares at the initial public offering price less the underwriting discounts and commissions. The option may only be exercised to cover any over-allotments of common shares.

      The underwriter proposes to offer the common shares initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $0.25 per share. The underwriter and selling group members may allow a discount of $0.10 per share on sales to other broker/dealers. After the initial public offering, the underwriter may change the public offering price and concession and discount to broker/dealers.

      The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total

	Without	With	Without	With
	Over-allotment	Over-allotment	Over-allotment	Over-allotment

Underwriting Discounts and Commissions paid by us	$0.300	$0.3000	$480,000	$552,000
Expenses payable by us	$0.125	$0.1087	$200,000	$200,000

      We have agreed that, for a period of 60 days after the date of this prospectus supplement, we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any common shares or securities convertible into or exchangeable or exercisable for any common shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the underwriter, except for issuances (i) pursuant to our existing dividend reinvestment, stock purchase and other benefit plans, (ii) upon the exercise of options, (iii) upon the redemption of Partnership units, and (iv) in connection with acquisitions, joint ventures and similar types of arrangements as long as the recipients of those securities also agree not to sell or transfer those securities without the prior written consent of the underwriter for a period of 60 days after the date of this prospectus supplement. In addition, we may file registration statements with the SEC registering for resale common shares to be issued to unitholders upon redemption of units of the Partnership in accordance with our customary practice.

      Our executive officers and certain of our trustees have agreed that, subject to certain exceptions, they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any common shares, Common Units, or securities convertible into or exchangeable or exercisable for any common shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common shares, whether any of these transactions are to be settled by delivery of our common shares or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the underwriter for a period of 60 days (30 days with respect to common shares acquired upon the exercise of options) after the date of this prospectus supplement.

      We have agreed to indemnify the underwriter against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

      The underwriter and its affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking and investment banking services for us in the ordinary course of business, for which they received or will receive customary fees. In connection with this offering, certain proceeds of the offering may be used to repay outstanding amounts of our revolving credit facility of which an affiliate of the underwriter is a lender.

      In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriter of common shares in excess of the number of common shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of common shares over-allotted by the underwriter is not greater than the number of common shares that it may purchase in the over-allotment option. In a naked short position, the number of common shares involved is greater than the number of common shares in the over-allotment option. The underwriter may close out any short position by either exercising its over-allotment option and/or purchasing common shares in the open market.

•	Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of common shares to close out the short position, the underwriter will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which it may purchase common shares through the over-allotment option. If the underwriter sells more common shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying common shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•	In passive market making, if the underwriter is a market maker in the common shares it may, subject to limitations, make bids for or purchase our common shares until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq National Market and, if commenced, may be discontinued at any time.

      A prospectus in electronic format may be made available on the web sites maintained by the underwriter and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of common shares for sale to its online brokerage account holders. Internet distributions, if any, will be allocated by the underwriter on the same basis as other allocations.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

      The distribution of the common shares in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the common shares are made. Any resale of the common shares in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common shares.

Representations of Purchasers

      By purchasing common shares in Canada and accepting a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the common shares without the benefit of a prospectus qualified under those securities laws;

•	where required by law, that the purchaser is purchasing as principal and not as agent; and

•	the purchaser has reviewed the text above under “— Resale Restrictions”.

Rights of Action — Ontario Purchasers Only

      Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus supplement during the period of distribution will have a statutory right of action for damages, or while still the owner of the common shares, for rescission against us in the event that this prospectus supplement or the accompanying prospectus contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the common shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the common shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the common shares were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the common shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

      All of our trustees and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or such persons. All or a substantial portion of our assets and the assets of such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or such persons in Canada or to enforce a judgment obtained in Canadian courts against us or persons outside of Canada.

Taxation and Eligibility for Investment

      Canadian purchasers of common shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common shares in their particular circumstances and about the eligibility of the common shares for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

      The validity of the common shares offered by this prospectus supplement will be passed upon for us by Shaw Pittman LLP, a limited liability partnership including professional corporations. In addition, the description of federal income tax consequences contained in the accompanying prospectus under “Federal Income Tax Considerations” is, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, based upon the opinion of Shaw Pittman LLP. Certain legal matters relating to the securities will be passed upon for the underwriter by Hunton & Williams LLP.

EXPERTS

      Pursuant to the Securities Act of 1933 and the rules promulgated thereunder, we are required to, and have incorporated into, this prospectus supplement our Annual Report on Form 10-K for the year ended December 31, 2003. Ernst & Young LLP, an independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule contained in the 2003 Form 10-K, are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at:

Public Reference Section Securities and Exchange Commission Room 1200 450 Fifth Street, N.W. Washington, D.C. 20549

      Please call the SEC at (800) SEC-0330 for further information on the operating rules and procedures for the public reference room.

      The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of our prospectus, and all information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act (Exchange Act File No. 000-23733) after the date of this prospectus supplement. Notwithstanding the foregoing, we do not incorporate any document or portion of a document that is “furnished” to the SEC.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004

•	Our Current Report on Form 8-K/ A dated February 12, 1999 and filed with the SEC on March 12, 2004

•	Our Current Report on Form 8-K dated February 4, 2004 and filed with the SEC on February 6, 2004

•	Our Current Report on Form 8-K dated March 18, 2004 and filed with the SEC on March 22, 2004

•	Our Current Report on Form 8-K dated March 26, 2004 and filed with the SEC on April 7, 2004

•	Our Current Report on Form 8-K dated March 29, 2004 and filed with the SEC on March 31, 2004

•	Our Current Report on Form 8-K dated April 22, 2004 and filed with the SEC on April 26, 2004

•	Our Current Report on Form 8-K dated May 7, 2004 and filed with the SEC on May 10, 2004

      Copies of these filings are available at no cost on our website, www.capitalautomotive.com. Amendments to these filings will be posted to our website as soon as reasonably practical after filing with the SEC. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

Ms. Lisa M. Clements Capital Automotive REIT 8270 Greensboro Drive Suite 950 McLean, Virginia 22102 (703) 288-3075

      Our prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in our prospectus supplement and the accompanying prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved. You may get copies of the exhibits by contacting the person named above.

      You should rely only on the information in our prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement or any incorporated document is accurate as of any date other than the date of the document.

PROSPECTUS

$600,000,000

Common Shares, Preferred Shares, Depositary Shares, Warrants and Debt Securities

       We may from time to time offer, in one or more series, separately or together, the following:

•	our common shares of beneficial interest;

•	our preferred shares of beneficial interest;

•	our preferred shares of beneficial interest represented by depositary receipts;

•	warrants to purchase our common and preferred shares; and

•	our debt securities, which may be either senior debt securities or subordinated debt securities.

      The aggregate initial public offering price of the securities that we may offer through this prospectus will be up to $600,000,000.

      We will offer our securities in amounts, at prices and on terms to be determined at the time we offer such securities. When we sell a particular series of securities, we prepare a prospectus supplement describing the offering and the terms of that series of securities.

      Please read this prospectus and the applicable supplement carefully before you invest.

      Investing in our securities involves risks. See “Risk Factors” beginning on page 3 and, if applicable, in the “Risk Factors” section of the applicable prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2004.

TABLE OF CONTENTS

RISK FACTORS
CAPITAL AUTOMOTIVE REIT
USE OF PROCEEDS
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
Authorized Shares
Shareholder Liability
Common Shares
Preferred Shares
Depositary Shares
Restrictions on Ownership and Transfer
Warrants
Registration Rights Agreements
Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws
DESCRIPTION OF DEBT SECURITIES
General Terms of Debt Securities
The Indentures
Additional Terms of Debt Securities
Form of Securities and Related Matters
Global Securities
Certain Covenants
Consolidation, Merger, Sale of Assets
Subordination
Default Provisions
Defeasance or Covenant Defeasance of Indenture
Modifications and Amendments
Original Issue Discount
Notices
Governing Law
Stock Market Listing
Concerning the Trustees
FEDERAL INCOME TAX CONSIDERATIONS
Taxation of Capital Automotive REIT
Requirements for REIT Qualification
Taxation of Taxable U.S. Shareholders and U.S. Noteholders
Taxation of Tax-Exempt U.S. Shareholders and U.S. Noteholders
Taxation of Non-U.S. Shareholders and Non-U.S. Noteholders
Other Tax Considerations
Tax Aspects of Our Investments in the Partnership and Subsidiary Partnerships
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $600,000,000. Our prospectus provides you with a general description of these securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. Our prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

      References to “we,” “us” or “our” refer to Capital Automotive REIT or, if the context requires, Capital Automotive L.P., which we refer to as the “Partnership,” and our business and operations conducted through the Partnership and/or directly or indirectly owned subsidiaries. The term “you” refers to a prospective investor. We are the sole general partner of the Partnership and, as of March 31, 2004, owned approximately 81.8% of the common units of limited partnership interest in the Partnership, which we refer to as Units, as well as 100% of the Series A preferred units of limited partnership interest in the Partnership. Limited partners (other than us) may, at their option, redeem their Units for cash, or we may assume the redemption obligations of the Partnership and acquire the Units in exchange for our common shares on a one-for-one basis.

      In this prospectus, we use the term “dealerships” to refer to franchised automobile dealerships and motor vehicle service, repair or parts businesses, used vehicle businesses or other related businesses, which are the types of businesses that are operated on our properties. We also use the terms “dealer group,” “tenant,” or “operators of dealerships” to refer to the persons and companies that lease our properties.

      Before investing in our securities, you should be aware that there are various risks. Investors should carefully consider, among other factors, the factors discussed in this prospectus and in any prospectus supplement. This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Also, documents that we subsequently file with the SEC and that are incorporated into this prospectus by reference will contain forward-looking statements. When we refer to forward-looking statements or information, sometimes we use words such as “may,” “will,” “could,” “should,” “plans,” “intends,” “expects,” “believes,” “estimates,” “anticipates” and “continues.” In particular, the risk factors in this prospectus describe forward-looking information. The risk factors are not all-inclusive, particularly with respect to possible future events. Many things can happen that can cause actual results to be different from those we describe. Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements. We also make no promise to update any of the forward-looking statements.

RISK FACTORS

We may suffer if dealer groups and tenants generate insufficient cash flows from their operations to permit them to pay their rent and fulfill their other obligations under their leases.

      We depend on tenants who lease our properties to pay rent, maintain our properties and meet their other lease obligations. If a tenant fails to pay its rent or to perform any other obligation under the lease, the tenant could be in default under the lease. In that event, we could wait to see if the tenant resumes paying rent or otherwise starts to comply with the lease or we may be able to declare the lease in default and seek to enforce our remedies under the lease. If the lease has been guaranteed, we could also require performance under the lease or attempt to collect unpaid rent or other money that is owed by the tenant from the guarantor. We may be unsuccessful collecting the money that is owed by the defaulting tenant or by a guarantor. We also may seek to evict a defaulting tenant. Often, eviction is a time-consuming legal process. Assuming we were successful in evicting a tenant or obtaining another legal remedy, we could incur substantial expenses and legal fees. These and other events could divert the attention of management from our day-to-day business. If the tenant is evicted or otherwise vacates the property, we would have to sell or re-lease the property, which could also be a time-consuming and expensive process. We may not be able to re-lease a property on the same or better terms than the prior lease, or at all. We also may not be able to sell a property on terms or at a price that we believe are satisfactory, or at all. Also, a tenant and/or guarantor can take actions to attempt to avoid paying rent or other money or to prevent a remedy (such as eviction). A tenant and/or guarantor can attempt to seek protection under the federal bankruptcy laws, which could result in a delay or reduction in the payments to us or could result in termination of the lease at the request of the tenant.

      We could face other risks from our relationship with the tenants. For example, some of our tenants are affiliates of limited partners of the Partnership or trustees of the Company, either of which could make us less inclined to take an action or could influence the timing of any action if there is a default. Also, we depend on our tenants to maintain good relationships with motor vehicle manufacturers and to comply with their franchise agreements. If a tenant does not comply, the manufacturer could take actions that could affect the ability of a tenant to pay rent or comply with other lease terms. We also depend on the tenant to keep the property adequately insured. If the tenant does not have enough insurance and there is a loss, we could incur all or some of the cost to repair or replace the property. In addition, if the tenant fails to pay real estate taxes when due, we may be required to pay these taxes. This list of ways in which we depend on our tenants is not all-inclusive. Other actions by one of our tenants could have an adverse effect on us. The actions discussed, as well as other events involving the tenant/lessor relationship, could adversely affect our financial condition and results of operations.

We rely on a small number of tenants for a significant portion of our revenue, and rental payment defaults by these significant tenants could adversely affect our results of operations.

      A substantial portion of our revenues at any time may be generated from a small number of tenants. For the quarter ended March 31, 2004, Sonic Automotive, Inc. and its affiliates accounted for approximately 22% of our total rental revenue. For the quarter ended March 31, 2004, UnitedAuto Group, Inc. and its affiliates accounted for approximately 14% of our total rental revenue. No other tenant accounted for 10% or more of our total rental revenue for the quarter ended March 31, 2004. For the quarter ended March 31, 2004, our top 10 tenants, including their affiliates, accounted for approximately 69% of our total rental revenue.

      As a result of the concentration of revenue generated from these few tenants, if any one of them were to cease paying rent or other monetary obligations, we may have significantly reduced rental revenues or higher expenses until the defaults were cured or the properties could be leased to a new tenant or tenants.

The amount of debt we have and the restrictions imposed by that debt could adversely affect our business and financial condition.

      As of March 31, 2004, we had invested more than $1.9 billion in properties. We have borrowed, and will continue to borrow, funds to buy properties. As of March 31, 2004, we had total mortgage debt outstanding of approximately $1.07 billion (consisting of approximately $811.3 million of fixed rate and approximately $259.9 million of variable rate debt), which was secured by 268 of our properties. In addition, we had approximately $4.4 million of unsecured debt and approximately $18.0 million outstanding on our revolving credit facilities.

      Our organizational documents do not limit the level or amount of debt that we may incur. We have adopted a policy limiting debt to approximately 65% of our assets (calculated as total assets plus accumulated depreciation). This policy may be changed by our Board of Trustees at any time without shareholder approval. As of March 31, 2004, our debt to assets ratio was approximately 55% and our debt to total market capitalization was approximately 40%. Under the current leverage policy, we would be permitted to and intend to obtain additional financing for our short- and long-term capital needs.

      The amount of our debt outstanding from time to time could have important consequences to our shareholders. For example, it could:

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, property acquisitions and other appropriate business opportunities that may arise in the future;

•	limit our ability to obtain any additional financing we may need in the future for working capital, debt refinancing, capital expenditures, acquisitions, development or other general corporate purposes;

•	make it difficult to satisfy our debt service requirements;

•	limit our ability to make distributions on our outstanding common and preferred shares;

•	require us to dedicate increased amounts of our cash flow from operations to payments on our variable rate, unhedged debt if interest rates rise;

•	limit our flexibility in planning for, or reacting to, changes in our business and the factors that affect the profitability of our business; and

•	limit our flexibility in conducting our business, which may place us at a disadvantage compared to competitors with less debt or debt with less restrictive terms.

      Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance our debt will depend primarily on our future performance, which to a certain extent is subject to the creditworthiness of our tenants, and economic, financial, competitive and other factors beyond our control. There can be no assurance that our business will continue to generate sufficient cash flow from operations in the future to service our debt or meet our other cash needs. If we are unable to generate this cash flow from our business, we may be required to refinance all or a portion of our existing debt, sell assets or obtain additional financing to meet our debt obligations and other cash needs. We cannot assure you that any such refinancing, sale of assets or additional financing would be possible on terms that we would find acceptable. In addition, we may incur prepayment penalties and other costs in connection with the refinancing of our fixed rate debt.

We are obligated to comply with financial and other covenants in our debt that could restrict our operating activities, and the failure to comply could result in defaults that accelerate the payment under our debt.

      Our secured debt generally contains customary covenants, including, among others, provisions:

•	relating to the maintenance of the property securing the debt;

•	limiting the ability of restricted subsidiaries to make payments to us;

•	restricting our ability to consolidate, merge or sell our assets;

•	restricting our ability to sell, assign or further encumber the properties securing the debt;

•	restricting our ability to incur additional debt; and

•	restricting our ability to amend, modify or assign existing leases.

      Our unsecured debt, both current and future, may contain various restrictive covenants. The covenants in our current unsecured debt include, among others, provisions restricting our ability to:

•	incur or guarantee additional debt;

•	enter into transactions with certain affiliates;

•	create certain liens; and

•	consolidate, merge or sell our assets.

      Our ability to meet some of the covenants in our debt, including covenants related to the condition and use of the property or payment of insurance and real estate taxes, may be dependent on the performance by our tenants under their leases.

      In addition, certain covenants in both our secured and unsecured debt are financial covenants. These financial covenants require us to meet certain financial ratios, including debt service coverage ratios, leverage and match-funding ratios, and to meet consolidated net worth or tangible net worth requirements.

      As of March 31, 2004, we were in compliance with all such covenants. If we were to breach any of our debt covenants and did not cure the breach within any applicable cure period, our lenders or trustees could require us to repay the debt immediately, and, if the debt is secured, could immediately begin proceedings to take possession of the property securing the loan. Some of our debt arrangements are cross-defaulted, which means that the lenders under those debt arrangements can put us in default and require immediate repayment of their debt if we breach and fail to cure a covenant under certain of our other debt obligations. As a result, any default under our debt covenants could have an adverse effect on our financial condition and our results of operations.

Our ability to grow will be limited if we cannot obtain additional capital or refinance our maturing debt.

      Our growth strategy includes continuing to acquire properties that are operated by franchised automobile dealerships and motor vehicle service, repair or parts businesses, used vehicle businesses or other related businesses. We believe that it will be difficult to fund our expected growth with cash from operating activities because, in addition to other requirements, we are required to distribute to our shareholders at least 90% of our taxable income each year to continue to qualify as a real estate investment trust, or REIT, for federal income tax purposes. As a result, we must rely primarily upon the availability of debt or equity capital, which may or may not be available on favorable terms or at all. The debt could include unsecured or mortgage loans from lenders or the sale of debt securities in a private placement or public offering. Equity capital could include our common or preferred shares or units of limited partnership interest of the Partnership. We cannot guarantee that additional financing, refinancing or other capital will be available in the amounts we desire or on favorable terms. There are fewer sources of mortgage financing for our type of property than for many other types of commercial real estate. Our access to debt or equity capital depends on a number of factors, including the market’s perception of our growth potential and our current and potential future earnings. Depending on the outcome of these factors, we could experience delay or difficulty in implementing our growth strategy on satisfactory terms, or could be unable to implement this strategy.

We may not be able to acquire additional properties on terms we believe are attractive, or at all.

      There may not be opportunities for further acquisitions of properties or opportunities to finance the acquisition of properties on terms that meet our investment criteria. We may not be able to take advantage of the opportunities with which we are presented. This may affect our expected growth.

We may suffer if the dealer groups that lease the properties owned by us are unable to compete in the automotive retail industry effectively or operate profitably.

      Our strategy focuses on leasing real estate to dealer groups that have a long history of operating multi-site, multi-franchised dealerships, generally targeting the largest dealer groups in terms of revenues in the largest metropolitan areas in the U.S. in terms of population.

      Many factors affect the automotive retail industry and sales and servicing profitability, including general economic conditions and overall consumer confidence, the level of discretionary personal income, interest rates, automotive innovation and credit availability. Most of the dealer groups that lease our properties compete with other well-run dealerships. State franchise laws currently regulate competition and fair business practices between dealerships and prohibit manufacturers from selling directly to consumers. Competition may become stiffer if the state franchise laws are modified. In addition, the automotive retail industry is undergoing consolidation. Dealer groups that sell motor vehicles of a single or a limited number of brands are increasingly being acquired by dealer groups that represent many manufacturers and brands, resulting in larger and more diverse competitors. Dealer groups also face competition from motor vehicle service, repair or parts businesses that are not part of or affiliated with franchised automobile dealerships.

      In addition, the dealer groups that lease our properties may face increased pricing pressure on new vehicle sales as a result of the increased availability to the public of vehicle pricing and quality information. Consumers are placing an increased reliance on this information to help them decide which vehicle to purchase. The use of the Internet and other sources of vehicle pricing and quality information by consumers may have a negative effect on new vehicle sales margins.

      An economic downturn within the automotive retail industry could have a more significant effect on our financial results than if we had diversified our investments into properties used by other types of businesses. In addition, the failure of the dealer groups that lease our properties to compete effectively could adversely affect our financial condition and results of operations.

We may be harmed if manufacturers change production, supply, vehicle financing, incentives, warranty programs, marketing or other practices.

      A tenant’s ability to pay rent and perform its other obligations under a lease will be dependent to a significant extent on its relationship with the motor vehicle manufacturer. The tenants or their related dealer groups generally operate dealerships that sell the products of more than one manufacturer. The sales mix of makes and models of motor vehicles tends to change periodically due to consumer preferences; therefore, current sales of the makes or models of one manufacturer may not reflect the level of future sales of that manufacturer’s products. A reduction in supply, particularly of certain models, could lower automobile sales, which in turn could negatively impact service and parts sales. Other factors which can affect sales include the manufacturer’s financial condition, marketing and incentive programs and expenditures; ability and desire to finance the sale of vehicles or provide warranties to consumers on vehicles sold; vehicle design; production capabilities and management of the manufacturer; strikes and other labor actions by unions; negative publicity; product recalls; or litigation. The tenant may be unable to pay rent or meet other lease obligations if a dealership’s motor vehicle supply is reduced. Manufacturers exercise a certain degree of control over dealerships, and the franchise agreements between the dealer groups and the manufacturers provide for termination or non-renewal for a variety of causes. We have no rights under the franchise agreements. If a manufacturer terminates or declines to renew one or more franchise agreements or negotiates terms for renewal that are better for the manufacturer, the tenant may be unable to pay rent to us and perform its other obligations under the lease.

There are inherent risks related to our financing of new construction and improvements.

      Under certain circumstances, we agree to provide construction or improvement financing to certain of our tenants for new or existing dealership facilities on land we own. Pursuant to our lease and other documentation, our tenant is generally responsible for timely completion of the approved project as budgeted and is generally contractually obligated to protect us from all of the risks noted below. However, if our tenant fails to perform all of its obligations, it would be in default. In the event of such default, we may be responsible for risks that are inherent in new construction or facility improvements, including:

•	cost overruns;

•	delays because of a number of factors, including unforeseen circumstances, strikes, labor disputes or supply disruptions, zoning, permitting and approval issues, and bad weather and other acts of God;

•	design and construction defects;

•	contractor and subcontractor disputes and mechanics’ liens; and

•	lack of income-generating capacity until completion.

      Any of these situations could have an adverse effect on our financial condition and results of operations and on the amount of funds available for distribution to our shareholders.

Our insurance does not cover losses that result from mold, terrorist acts or earthquakes.

      We do not currently maintain and typically do not require our tenants to maintain insurance for items such as mold, terrorism or earthquakes. Although our tenants would typically be required to indemnify us against loss or damage from any cause and to maintain the improvements, if our tenants are unable to perform such obligations, and there is no insurance coverage, we may suffer a loss.

Our operations and financial condition could be adversely affected by a number of factors affecting the value of real estate.

      Our investments are and will continue to be subject to the risks generally incident to the ownership of real property, including:

•	adverse changes in certain economic conditions;

•	changes in the investment climate for real estate;

•	changes in real estate tax rates and other operating expenses;

•	adverse changes in governmental rules and fiscal policies, including zoning and land use;

•	the relative illiquidity of real estate;

•	compliance with environmental and other ordinances, regulations and laws;

•	acts of God, which may result in uninsured losses; and

•	other factors that are beyond our control (such as acts of war or terrorism).

      Several material factors are discussed below.

      Real estate tax levels could increase. Tax assessments on our properties may rise as a result of our acquisition of such properties or due to general market conditions. While the lease obligates the tenant to pay taxes, a tenant may be unable to pay taxes, or the increased costs could make the property less valuable in the future.

      Operating expenses could increase. The properties will be exposed to risks common to operating a commercial real estate property, any or all of which may affect us. For example, property-related costs include utility costs, operating expenses, insurance costs, repairs and maintenance, and administrative expenses. While the lease typically obligates the tenant to pay all such expenses, a tenant may be unable to do so. If we are unable to lease properties on a basis that obligates the tenants to pay such amounts, or if a tenant fails to or is unable to pay these costs, then we could be required to pay them.

      We do not exercise complete control over the management or maintenance of the properties we lease. Our leases generally require that our tenants maintain the properties in good order, repair and appearance, and in compliance with all applicable laws. During the terms of the leases, we do not have the authority to require any tenants to operate the properties in a particular manner or to govern any particular aspect of their operation, except for general requirements in the leases.

If holders of Units exercise redemption rights or holders of our convertible notes exercise conversion rights, the number of common shares outstanding will increase, which may depress the price shareholders would receive if they sold their common shares.

      The Partnership has issued, and in the future may issue, Units, generally as full or partial payment for the acquisition of properties. Units are redeemable by the holder generally after at least a one-year holding period. The Partnership is obligated to redeem the Units for cash, but we may elect to assume the obligation of the Partnership, in which case we may pay cash or issue common shares. Units that are redeemed for shares will be exchanged on a one-for-one basis. As of March 31, 2004, approximately 7,761,000 Units were outstanding and held by parties other than us, all of which were redeemable on such date.

      On May 12, 2004, we issued $110.0 million aggregate principal amount of 6% Convertible Notes due May 15, 2024. The notes are convertible, at the option of the holder, into our common shares at an initial conversion price of $35.5679 per share, subject to adjustment, under the following circumstances: (i) if the price of our common shares or the price of the notes reaches specified thresholds, (ii) if we call the notes for redemption, or (iii) upon the occurrence of specified business transactions. The initial conversion price is equivalent to a conversion rate of 28.1152 shares per $1,000 principal amount of notes. Based upon the initial conversion rate, if the notes were convertible on the date of issue and all holders of the notes elected to exercise their conversion rights, we would have been required to issue 3,092,676 common shares to the holders of the notes.

      The redemption of Units for common shares and the conversion of the convertible notes into common shares will increase the number of common shares outstanding and available for sale, which may decrease the market price of our common shares. In addition, the existence of a significant number of Units and the notes may decrease the market price of our common shares.

Environmental laws and regulations could reduce the value of our properties or our tenants’ profitability.

      All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to hazardous materials, environmental protection and human health and safety. Under various federal, state and local laws, ordinances and regulations, we, our tenants or operators may be required to investigate and clean up certain hazardous or toxic substances released on or in properties we own or operate, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether we or our tenants or operators knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure to remediate properly contamination at any of our properties may adversely affect our ability to sell or lease those properties or to borrow using those properties as collateral. The costs or liabilities could exceed the value of the affected real estate. The uses of any of our properties prior to our acquisition of the property and the building materials and products used at the property are among the property-specific factors that will affect how the environmental laws are applied to our properties. By the nature of their businesses, our tenants utilize petroleum, cleaning agents and other potentially hazardous materials. If we are subject to any material environmental liabilities, the liabilities could adversely affect our results of operations and our ability to meet our obligations. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist on the properties in the future. Compliance with existing and new laws and regulations may require us or the tenants to spend funds to remedy environmental problems. Our tenants, like many of their competitors, have incurred, and will continue to incur, capital and operating expenditures and other costs associated with complying with these laws and regulations, which will adversely affect their potential profitability.

      Generally, our tenants must comply with environmental laws and meet remediation requirements. Our leases typically impose obligations on our tenants to indemnify us from any compliance costs we may experience as a result of the environmental conditions on the property. If a lease does not require compliance by the tenant, however, or if a tenant fails to or cannot comply, we could be forced to pay these costs. In addition, in some cases we are responsible for adverse environmental conditions not caused by our tenant. If not addressed, environmental conditions could impair our ability to sell or re-lease the affected properties in the future or result in lower sales prices or rent payments.

The Americans with Disabilities Act of 1990 could require us to take remedial steps with respect to newly acquired properties.

      The properties, as commercial facilities, are required to comply with Title III of the Americans with Disabilities Act of 1990. Investigation of a property may reveal non-compliance with this Act. The requirements of the Act, or of other federal, state or local laws, also may change in the future. Future compliance with the Act may require expensive changes to the properties. Although the tenant will typically have responsibility for complying with the Act, we may have to pay the costs if a tenant does not or cannot comply.

The revenues generated by our tenants could be negatively affected by various federal, state and local laws and regulations to which they are subject.

      We and our tenants are subject to a wide range of federal, state and local laws and regulations, such as local licensing requirements, land use ordinances, consumer protection laws, and fire, life-safety and similar requirements which regulate the use of the properties. The leases typically require that each tenant comply with all laws and regulations. Failure to comply could result in fines by governmental authorities, awards of damages to private litigants, or restrictions on the ability to conduct business on such properties. Non-compliance of this sort could impair the ability of a tenant to pay rent, could require us to pay penalties or fines relating to any non-compliance, and could adversely affect our ability to re-sell or re-lease a property.

Certain members of our Board of Trustees have interests that could conflict with the interests of other shareholders.

      Certain conflicts of interest exist between us and Messrs. Pohanka, Rosenthal and Sheehy, each of whom:

•	is one of our Trustees;

•	is affiliated with entities that have sold property to us;

•	owns or is affiliated with owners of units in the Partnership; and

•	is affiliated with existing tenants that lease property from us.

      Messrs. Pohanka, Rosenthal and Sheehy may have the ability to influence our business and operations in connection with the following:

•	the terms of the leases for future properties that may be acquired from any one of them or related entities;

•	the exercise or waiver of our rights under a lease with one of them or related entities, including rights of first offer and repurchase rights;

•	the decision to sell a property;

•	the terms of any “lock-out” restrictions, which limit our ability to sell particular properties; and

•	the enforcement or waiver of the terms of any leases or other agreements with any one of them or related entities.

If other companies seek to pursue the strategy of acquiring properties operated by dealerships, our acquisition costs may increase, the number of available acquisition opportunities and rental rates may decrease and the terms of our leases may become less attractive.

      We believe that we currently are the only publicly traded real estate company exclusively pursuing the strategy of purchasing real estate (land, buildings and other improvements), which we simultaneously lease to dealerships under long-term, triple-net leases. However, other public and private entities do target properties operated by dealerships for sale-leaseback transactions. Some of these companies may have greater financial resources and/or general real estate experience than we have. We believe that competition for properties will primarily be on the basis of established relationships in the marketplace, acquisition price, availability and flexibility of debt financing and rental and other lease terms. Competition could increase acquisition prices and decrease acquisition opportunities and rental rates, and the terms of our leases may become less attractive. This in turn could adversely impact our financial results.

Litigation judgments or settlements could have a material adverse effect on our operations and financial condition.

      We are, and from time to time we may be, a party to litigation, which may have a material adverse effect on our operations and financial condition. Currently, we are engaged in litigation with Michael Burkitt, a former employee who currently serves as the President, Chief Executive Officer, and a member of the board of directors of Milestone Realty Trust, a Maryland corporation, which we refer to as Milestone. We are also engaged in litigation with Milestone and three of its sponsors and investors. A description of these proceedings can be found in our periodic filings with the SEC. If any lawsuits were to be determined adversely to us or a settlement involving a payment of a material sum of money were to occur, there could be a material adverse effect on our financial condition.

Failure to qualify as a REIT would cause us to be taxed as a corporation, which would substantially reduce funds available for payment of distributions.

      We believe that we are organized and qualified as a REIT, and currently intend to operate in a manner that will allow us to continue to qualify as a REIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended, which we refer to as the Code. However, the IRS could determine that we are not qualified as a REIT under the Code. In addition, we may not remain qualified as a REIT in the future.

      Qualification as a REIT involves the application of highly technical and complex Code provisions. The complexity of these provisions and of the applicable income tax regulations that have been issued under the Code by the United States Department of Treasury is greater in the case of a REIT that holds its assets in partnership form. Certain facts and circumstances not entirely within our control may affect our ability to qualify as a REIT. For example, to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying rents and other income. Satisfying this requirement could be difficult, for example, if defaults by tenants were to reduce the amount of income from qualifying rents. Also, we must make annual distributions to shareholders of at least 90% of our net REIT taxable income (excluding capital gains). In addition, new legislation, new regulations, new administrative interpretations or new court decisions may significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

      If we fail to qualify as a REIT:

•	we would not be allowed a deduction for distributions to shareholders in computing taxable income;

•	we would be subject to federal income tax at regular corporate rates;

•	we could be subject to the federal alternative minimum tax;

•	unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified;

•	we could be required to pay significant income taxes, which would substantially reduce the funds available for investment and for distribution to our shareholders for each year in which we failed to qualify; and

•	we would no longer be required by law to make any distributions to our shareholders.

      We believe that the Partnership is treated as a partnership, and not as a corporation, for federal income tax purposes. If the IRS were to challenge successfully the status of the Partnership as a partnership for federal income tax purposes:

•	the Partnership would be taxed as a corporation;

•	we would cease to qualify as a REIT for federal income tax purposes; and

•	the amount of cash available for distribution to our shareholders would be substantially reduced.

We may be required to incur additional debt to qualify as a REIT.

      Generally, a REIT must make annual distributions to shareholders of at least 90% of its REIT taxable income (excluding capital gains). We are subject to income tax on amounts of undistributed REIT taxable income and net capital gain. In addition, we would be subject to a 4% excise tax if we fail to distribute sufficient income to meet a minimum distribution test based on our ordinary income, capital gain and aggregate undistributed income from prior years.

      We intend to make distributions to shareholders to comply with the Code’s distribution provisions and to avoid federal income and excise tax. Because our income is derived primarily from our share of income from the Partnership, our cash flow will consist primarily of distributions from the Partnership. We may need to borrow funds to meet our distribution requirements because:

•	our income or the Partnership’s income may not be matched by our or their related expenses at the time the income is considered received for purposes of determining taxable income; and

•	non-deductible capital expenditures, creation of reserves, or debt service requirements may reduce available cash but not taxable income.

      In these circumstances, we might have to borrow funds on unfavorable terms and even if our management believes the market conditions make borrowing financially unattractive.

The structure of our leases may jeopardize our ability to qualify as a REIT.

      If the IRS were to challenge successfully the characterization of one or more of our leases of properties as leases for federal income tax purposes, the Partnership would not be treated as the owner of the related property or properties for federal income tax purposes. As a result, the Partnership would lose tax depreciation and cost recovery deductions with respect to one or more of our properties, which in turn could cause us to fail to qualify as a REIT. Although we will use our best efforts to structure any leasing transaction for properties acquired in the future so the lease will be characterized as a lease and the Partnership will be treated as the owner of the property for federal income tax purposes, we will not seek an advance ruling from the IRS and do not intend to seek an opinion of counsel that the Partnership will be treated as the owner of any leased properties for federal income tax purposes. Thus, the IRS could determine that existing or future leases will not be treated as leases for federal income tax purposes, which could adversely affect our financial condition and results of operations.

To maintain our status as a REIT, we limit the amount of shares any one shareholder can own.

      The Code imposes certain limitations on the ownership of the stock of a REIT. For example, not more than 50% in value of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code). To protect our REIT status, our declaration of trust prohibits any one shareholder from owning (actually or constructively) more than 9.9% of the outstanding common shares or of any class or series of outstanding preferred shares. The constructive ownership rules are complex. Shares of our capital stock owned, actually or constructively, by a group of related individuals and/or entities may be treated as constructively owned by one of those individuals or entities. As a result, the acquisition of less than 9.9% of the outstanding common shares and/or a class of series of preferred shares (or the acquisition of an interest in an entity that owns common or preferred shares), by an individual or entity could cause that individual or entity (or another) to own constructively more than 9.9% of the outstanding stock. If that happened, either the transfer or ownership would be void or the shares would be transferred to a charitable trust and then sold to someone who can own those shares without violating the 9.9% ownership limits.

      The Board of Trustees and two-thirds of our shareholders eligible to vote at a shareholder meeting may remove these restrictions if they determine it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. The 9.9% ownership restrictions may delay, defer or prevent a transaction or a change of our control that might involve a premium price for the common shares or otherwise be in the shareholders’ best interest.

Dividends of regular corporations receive favorable tax treatment, but those from REITs generally do not.

      On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003 (which we will refer to as the Act). Under the Act, the current maximum tax rate on the long-term capital gains of non-corporate taxpayers is reduced to 15% for tax years beginning on or before December 31, 2008. The Act also reduced the tax rate on “qualified dividend income” to the maximum capital gains rate. Because, as a REIT, we are not generally subject to tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our distributions are not generally eligible for this new tax rate on dividends. As a result, our ordinary REIT distributions continue to be taxed at the higher tax rates applicable to ordinary income. Without further legislation, the maximum tax rate on long-term capital gains will revert to 20% in 2009, and dividends will again be subject to tax at ordinary rates.

We cannot assure you we will continue to pay dividends at historical rates.

      Our ability to continue to pay dividends on our common shares at historical rates or to increase our common share dividend rate, and our ability to pay dividends on our preferred shares and to service our debt, will depend on a number of factors, including, among others, the following:

•	our financial condition and results of future operations;

•	the performance of lease terms by tenants;

•	the terms of our loan covenants; and

•	our ability to acquire, finance and lease additional properties at attractive rates.

      If we do not maintain or increase the dividend rate on our common shares, it could have an adverse effect on the market price of our common shares. Our outstanding preferred shares have a fixed dividend rate, and, with respect to the right to the payment of dividends, such shares rank senior to our common shares. Any preferred shares we may offer in the future may have similar provisions. In addition to being subject to payment in full of the dividends on our outstanding preferred shares, payment of dividends on our common shares also are subject to payment of interest on any debt securities we may offer, and may be subject to payment in full of the dividends on any preferred shares we may offer in the future.

Certain tax and anti-takeover provisions of our declaration of trust and bylaws may inhibit a change of our control.

      Certain provisions contained in our declaration of trust and bylaws and the Maryland General Corporation Law, as applicable to Maryland REITs, may discourage a third party from making a tender offer or acquisition proposal to us. If this were to happen, it could delay, deter or prevent a change in control or the removal of existing management. These provisions also may delay or prevent the shareholders from receiving a premium for their common shares over then-prevailing market prices. These provisions include:

•	the REIT ownership limits described above;

•	authorization of the issuance of our preferred shares with powers, preferences or rights to be determined by the Board of Trustees;

•	the requirement that a two-thirds vote of the holders of common shares is needed to remove a member of the Board of Trustees; and

•	the terms of our declaration of trust regarding business combinations and control share acquisitions.

We have entered into “lock-out” agreements that could result in our inability to sell properties at an opportune time and increased costs to us.

      In connection with our use of units in the Partnership as consideration for the acquisition of properties, we have entered into agreements that restrict our ability to sell, finance and refinance some of our properties for a period of time. These agreements generally prohibit us from taking these actions unless the Partnership also pays the contributing partners based on their tax liabilities as a result of the sale. These restrictions could result in our inability to sell these properties at an opportune time and increased costs to us.

We have the right to change some of our policies that may be important to our shareholders without shareholder consent.

      Our major policies, including our policies with respect to investments, leverage, financing, growth, debt capitalization, match-funding, as well as our distributions, are determined by the Board of Trustees or those committees or officers to whom the Board of Trustees has delegated that authority. The Board of Trustees may amend or revise these and other policies from time to time without shareholder vote. Accordingly, the shareholders may not have control over changes in our policies.

CAPITAL AUTOMOTIVE REIT

      We are a self-administered and self-managed real estate company operating as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes. We were organized under the laws of the State of Maryland on October 20, 1997. Our executive officers are Thomas D. Eckert, President and Chief Executive Officer; David S. Kay, Senior Vice President, Chief Financial Officer and Treasurer; Jay M. Ferriero, Senior Vice President and Director of Acquisitions; John M. Weaver, Senior Vice President, Secretary and General Counsel and Lisa M. Clements, Vice President and Chief Accounting Officer.

      Our primary business strategy is to purchase real estate (land, buildings and other improvements), which we simultaneously lease to operators of franchised automobile dealerships and motor vehicle service, repair or parts businesses, used vehicle businesses and other related businesses under long-term, triple-net leases. Triple-net leases typically require the tenant to pay all operating expenses of a property, including, but not limited to, all real estate taxes, assessments and other government charges, insurance, utilities, repairs and maintenance. We focus on leasing properties to dealer groups that have a long history of operating multi-site, multi-franchised dealerships, generally targeting the largest dealer groups in terms of revenues in the largest metropolitan areas in the U.S. in terms of population. In addition, we provide facility improvement and expansion funding, construction financing and take-out commitments in certain circumstances. We believe that we are the only publicly-traded real estate company exclusively pursuing this strategy. The objective of our strategy is to generate long-term, predictable, stable cash flow.

      As of March 31, 2004, we had invested more than $1.9 billion in 324 properties located in 31 states, comprising approximately 2,356 acres of land and containing approximately 13.7 million square feet of buildings and improvements. Our tenants operate 448 motor vehicle franchises on our properties, representing 43 brands of motor vehicles, which include all of the top selling brands in the U.S.

      Our principal executive offices are located at 8270 Greensboro Drive, Suite 950, McLean, Virginia 22102 and our telephone number is (703) 288-3075. Our website address is www.capitalautomotive.com. We make available free of charge on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after electronically filed with or furnished to the Securities and Exchange Commission, commonly referred to as the SEC. The information on our website is not a part of this prospectus.

USE OF PROCEEDS

      Unless otherwise specified in the applicable prospectus supplement, we will contribute the net proceeds of a sale of securities to the Partnership in exchange for securities of the Partnership with substantially identical economic terms. The Partnership will use the net proceeds from the sale of securities for one or more of the following:

•	repayment of debt;

•	acquisition of additional properties;

•	facility improvements and expansion fundings;

•	construction financing and take-out commitments;

•	redemption or repurchase of any preferred shares or debt outstanding; and

•	working capital and general corporate purposes.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

      We are a Maryland real estate investment trust. Your rights as a shareholder are governed by the Code of Maryland, including Title 8 of the Corporations and Associations Article, our declaration of trust and our bylaws. The following summary of the material terms, rights and preferences of the shares of beneficial interest is not complete. You should read our declaration of trust and bylaws for more complete information.

Authorized Shares

      Our declaration of trust allows us to issue up to 100,000,000 common shares of beneficial interest, par value $.01 per share, and 20,000,000 preferred shares of beneficial interest, par value $.01 per share. As of March 31, 2004, we had 35,187,392 common shares outstanding and 3,950,0000 preferred shares outstanding, which were designated as 7 1/2% Series A Cumulative Redeemable Preferred Shares. Subsequent to March 31, 2004, we issued an additional 2,600,000 preferred shares, which were designated as 8% Series B Cumulative Redeemable Preferred Shares.

      Authority of the Board of Trustees Relating to Authorization and Classification of Shares. Our declaration of trust allows our Board of Trustees to take the following actions without approval by you or any shareholder:

•	classify or reclassify any authorized but unissued common shares or preferred shares into one or more classes or series of shares of beneficial interest;

•	amend the declaration of trust to change the total number of shares of beneficial interest authorized; or

•	amend the declaration of trust to change the authorized number of shares of any class or series of shares of beneficial interest.

      If there are any laws or stock exchange rules that require us to obtain shareholder approval in order for us to take these actions, however, we will contact you and other shareholders to solicit that approval.

      We believe that the power of the Board of Trustees to issue additional shares of beneficial interest will provide us with greater flexibility in structuring possible future financings and acquisitions and in meeting other future needs. Although the Board of Trustees does not currently intend to do so, it has the ability to issue a class or series of beneficial shares that could have the effect of delaying or preventing a change of our control that might involve a premium price for holders of our common shares or otherwise be favorable to them.

Shareholder Liability

      Under Maryland law, you will not be personally liable for any obligation of ours solely because you are a shareholder. Under our declaration of trust, our shareholders are not liable for our debts or obligations by reason of being a shareholder and will not be subject to any personal liability, in tort, contract or otherwise, to any person in connection with our property or affairs by reason of being a shareholder.

      Notwithstanding these limitations, common law theories of “piercing the corporate veil” may be used to impose liability on shareholders in certain instances. Also, to the extent that we conduct operations in another jurisdiction where the law of that jurisdiction:

•	does not recognize the limitations of liability afforded by contract, Maryland law and our declaration of trust; and

•	does not provide similar limitations of liability applicable to real estate investment trusts or other trusts,

a third party could attempt, under limited circumstances, to assert a claim against our shareholders based on our obligations.

Common Shares

      All common shares offered through this prospectus will be duly authorized, fully paid and nonassessable. As a shareholder, you will be entitled to receive distributions, or dividends, on the shares you own if the Board of Trustees authorizes a dividend out of our legally available assets. Your right to receive those dividends may be affected, however, by the preferential rights of any other class or series of shares of beneficial interest and the provisions of our declaration of trust regarding restrictions on the transfer of shares of beneficial interest. For example, you may not receive dividends if no funds are available for distribution after we pay dividends to holders of preferred shares. You will also be entitled to receive dividends based on our assets available for distribution to common shareholders if we liquidate, dissolve or wind-up our operations. The amount you, as a shareholder, would receive in the distribution would be determined by the amount of your beneficial ownership of us in comparison with other beneficial owners. Assets will be available for distribution to shareholders only after we have paid all of our known debts and liabilities and paid the holders of any preferred shares we may issue that are outstanding at that time.

      Voting Rights. Each outstanding common share owned by a shareholder entitles that holder to one vote on all matters submitted to a vote of common shareholders, including the election of trustees. The right to vote is subject to the provisions of our declaration of trust regarding the restriction of the transfer of shares of beneficial interest, which we describe under “— Restrictions on Ownership and Transfer,” below. There is no cumulative voting in the election of trustees, which means that, under Maryland law and our declaration of trust, the holders of a plurality of the outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining shares will not be able to elect any trustees.

      As a holder of a common share, you will not have any right to:

•	convert your shares into any other security;

•	have any funds set aside for future payments;

•	require us to repurchase your shares; or

•	purchase any of our securities, if other securities are offered for sale, other than as a member of the general public.

      Subject to the terms of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, each common share has the same dividend, distribution, liquidation and other rights as each other common share.

      According to the terms of our declaration of trust and bylaws, and Maryland law, all matters submitted to the shareholders for approval, except for those matters listed below, are approved if a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present are voted in favor of approval. The following matters require approval other than by a majority of all votes cast:

•	our intentional disqualification as a real estate investment trust or revocation of our election to be taxed as a real estate investment trust (which requires the affirmative vote of the holders of two-thirds of the number of common shares outstanding and entitled to vote on such a matter),

•	the election of trustees (which requires a plurality of all the votes cast at a meeting of our shareholders at which a quorum is present),

•	the removal of trustees (which requires the affirmative vote of the holders of two-thirds of the number of common shares outstanding and entitled to vote on such a matter),

•	the amendment of our declaration of trust by shareholders (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except under certain circumstances specified in our declaration of trust that require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter),

•	our dissolution (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter), and

•	our merger or consolidation with another entity or sale of all or substantially all of our property or assets (which requires the approval of the Board of Trustees and an affirmative vote of a majority of all the votes entitled to be cast on the matter).

      Our declaration of trust permits the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under Maryland law without the approval of you or other shareholders. Our declaration of trust permits the Board of Trustees to amend the declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue without approval by you or other shareholders.

      Preemptive Rights. Under our declaration of trust, no holder of shares of beneficial interest has any preemptive right to subscribe for any issuance of additional shares, other than as the Board of Trustees may provide in its sole discretion.

      Stock Market Listing. Our common shares are traded on the Nasdaq National Market under the symbol “CARS.”

      Transfer Agent and Registrar. The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, New York, New York.

Preferred Shares

      General. Preferred shares may be offered and sold from time to time, in one or more series, as authorized by the Board of Trustees. The Board of Trustees is authorized by Maryland law and our declaration of trust to set for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption. The Board of Trustees has the power to set preferences, powers and rights, voting or other terms of preferred shares that are senior to, or better than, the rights of holders of common shares or other classes or series of preferred shares. The offer and sale of preferred shares could have the effect of delaying or preventing a change of our control that might involve a premium price for holders of our common shares or otherwise be favorable to them.

      Terms. You should refer to the prospectus supplement relating to the offering of any preferred shares for specific terms, including the following terms:

•	the title and stated value of those preferred shares;

•	the number of preferred shares offered and the offering price of those preferred shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those preferred shares;

•	the date from which dividends on those preferred shares will accumulate, if applicable;

•	the terms and amount of a sinking fund, if any, for the purchase or redemption of those preferred shares;

•	the redemption rights, including conditions and the redemption price(s), if applicable, of those preferred shares;

•	any listing of those preferred shares on any securities exchange or with any national securities association;

•	the terms and conditions, if applicable, upon which those preferred shares will be convertible into common shares or any of our other securities, including the conversion price or rate (or manner of calculation thereof);

•	the relative ranking and preference of those preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on issuance of any series of preferred shares ranking senior to or on a parity with that series of preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	the procedures for any auction and remarketing, if any, for those preferred shares;

•	any other specific terms, preferences, rights, limitations or restrictions of those preferred shares;

•	a discussion of any material federal income tax considerations applicable to those preferred shares; and

•	any limitations on direct or beneficial ownership and restrictions on transfer in addition to those described in “— Restrictions on Ownership and Transfer,” in each case as may be appropriate to preserve our status as a real estate investment trust.

      The terms of any preferred shares we issue through this prospectus will be set forth in an articles supplementary or amendment to our declaration of trust. We will file the articles supplementary or amendment as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail. You should read the applicable articles supplementary or amendment to our declaration of trust for a complete description of all of the terms.

      Rank. Unless we say otherwise in a prospectus supplement, the preferred shares offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common shares, and to all other equity securities ranking junior to those preferred shares;

•	on a parity with our Series A and Series B preferred shares and all of our equity securities ranking on a parity with the preferred shares; and

•	junior to all of our equity securities ranking senior to the preferred shares.

      The term “equity securities” does not include convertible debt securities.

      Dividends. Subject to any preferential rights of any outstanding shares or series of shares and to the provisions of our declaration of trust regarding ownership of shares in excess of the ownership limitation described below under “— Restrictions on Ownership and Transfer,” our preferred shareholders are entitled to receive dividends, when and as authorized by our Board of Trustees, out of legally available funds.

      Redemption. If we provide for a redemption right in a prospectus supplement, the preferred shares offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that supplement.

      Liquidation Preference. As to any preferred shares offered through this prospectus, the applicable supplement shall provide that, upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of those preferred shares shall receive, before any distribution or payment shall be made to the holders of any other class or series of shares ranking junior to those preferred shares in our distribution of assets upon any liquidation, dissolution or winding up, and after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of any liquidation preference per share (set forth in the applicable supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (not including any accumulation in respect of unpaid distributions for prior distribution periods if those preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of those preferred shares will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of those outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with those preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of those preferred shares and all other such classes or series of equity security shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      If the liquidating distributions are made in full to all holders of preferred shares entitled to receive those distributions prior to any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, then our remaining assets shall be distributed among the holders of those junior classes or series of equity shares, in each case according to their respective rights and preferences and their respective number of shares.

      Voting Rights. Unless otherwise indicated in the applicable supplement, holders of our preferred shares will not have any voting rights, except as may be required by applicable law or any applicable rules and regulations of the Nasdaq National Market.

      Conversion Rights. The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the prospectus supplement relating to the offering of those preferred shares. These terms typically will include:

•	the number of common shares into which the preferred shares are convertible;

•	the conversion price (or manner of calculation thereof);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of that series of preferred shares.

      Stock Market Listing. Our Series A and Series B preferred shares are traded on the Nasdaq National Market under the symbols “CARSP” and “CARSO,” respectively. Any preferred shares issued in the future may or may not be listed or quoted on a national securities exchange or automated quotation system.

      Transfer Agent and Registrar. The transfer agent and registrar for our Series A and Series B preferred shares is American Stock Transfer & Trust Company, New York, New York. We will identify the transfer agent and registrar for any other series of preferred shares issued through this prospectus in a prospectus supplement.

Depositary Shares

      General. We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares. We will deposit the preferred shares of any series represented by depositary shares with a depositary under a deposit agreement. We will identify the depositary in a prospectus supplement. Subject to the terms of the deposit agreement, if you own a depositary share, you will be entitled, in proportion to the fraction of the preferred share represented by your depositary share, to all of the rights and preferences to which you would be entitled if you owned the preferred share represented by your depositary share directly (including dividend, voting, redemption, conversion, subscription and liquidation rights).

      The depositary shares will be represented by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of our preferred shares to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

      Dividends and Other Provisions. If you are a “record holder” (as defined below) of depositary receipts and we pay a cash dividend or other cash distribution with respect to the preferred share represented by your depositary share, the depositary will distribute all cash dividends or other cash distributions it receives in respect of the preferred shares represented by your depositary receipts in proportion to the numbers of depositary shares you owned on the record date for that dividend or distribution.

      If we make a distribution in a form other than cash, the depositary will distribute the property it receives to you and all other record holders of depositary receipts in an equitable manner, unless the depositary determines that it is not feasible to do so. If the depositary decides it cannot feasibly distribute the property, it may sell the property and distribute the net proceeds from the sale to you and the other record holders. The amount the depositary distributes in any of the foregoing cases may be reduced by any amounts that we or the depositary is required to withhold on account of taxes.

      A “record holder” is a person who holds depositary receipts on the record date for any dividend, distribution or other action. The record date for depositary shares will be the same as the record date for the preferred shares represented by those depositary receipts.

      Withdrawal of Preferred Shares. If you surrender your depositary receipts, the depositary will be required to deliver certificates to you evidencing the number of preferred shares represented by those receipts (but only in whole shares). If you deliver depositary receipts representing a number of depositary shares that is greater than the number of whole shares to be withdrawn, the depositary will deliver to you at the same time a new depositary receipt evidencing the fractional shares.

      Redemption of Depositary Shares. If we redeem a series of preferred shares represented by depositary receipts, the depositary will redeem depositary shares from the proceeds it receives after redemption of the preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary will select shares to be redeemed by lot, pro rata or by any other equitable method it may determine. After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. All rights of the holders of those depositary shares will cease, except the right to receive the redemption price that the holders of the depositary shares were entitled to receive upon redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

      Voting the Preferred Shares. When the depositary receives notice of any meeting at which the holders of preferred shares are entitled to vote, the depositary will mail information contained in the notice to you as a record holder of the depositary shares relating to the preferred shares. As a record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred shares), you will be entitled to instruct the depositary as to how you would like your votes to be exercised. The depositary will attempt, insofar as practicable, to vote the number of preferred shares represented by your depositary shares in accordance with your instructions. We will agree to take all reasonable action that the depositary may deem necessary to enable the depositary to do this. If you do not send specific instructions, then the depositary will not vote the preferred shares represented by your depositary shares.

      Liquidation Preference. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, you will be entitled, as a record holder of depositary shares, to the fraction of the liquidation preference accorded each applicable preferred share, as has been set forth in a prospectus supplement.

      Conversion of Preferred Shares. Our depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in a prospectus supplement, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common or preferred shares, as the case may be. We will agree that, upon receipt of this type of instruction and any amounts payable, we will convert the depositary shares using the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in issuance of a fractional share, we will pay an amount of cash equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

      Amendment and Termination of the Deposit Agreement. We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters your rights as a holder of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if:

•	we redeem all outstanding depositary shares;

•	we make a final distribution in respect of the related preferred shares to which the depositary shares and agreement relate, including in connection with any liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary shares; or

•	each related preferred share to which the depositary shares and agreement relate shall have been converted into shares of beneficial interest not so represented by depositary shares.

      Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to do so. Additionally, we may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary and the successor accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million.

      Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares and issuance of depositary receipts, all withdrawals of preferred shares by owners of the depositary shares and any redemption of the preferred shares. You will pay other transfer and other taxes, governmental charges and other charges expressly provided for in the deposit agreement.

      Miscellaneous. The depositary will forward to you all reports and communications from us that we are required, or otherwise determine, to furnish to the holders of the preferred shares.

      Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Restrictions on Ownership and Transfer

      Restrictions on ownership and transfer of shares are important to ensure that we meet certain conditions under the Code to qualify as a REIT. For example, the Code contains the following requirements.

•	No more than 50% in value of a REIT’s shares may be owned, actually or constructively (based on attribution rules in the Code), by five or fewer individuals during the last half of a taxable year or a proportionate part of a shorter taxable year, which we refer to as the 5/50 Rule. Under the Code, individuals include certain tax-exempt entities, except that qualified domestic pension funds are not generally treated as individuals.

•	If a REIT, or an owner of 10% or more of a REIT, is treated as owning 10% or more of a tenant of the REIT’s property, the rent received by the REIT from the tenant will not be “qualifying income” for purposes of the REIT gross income tests of the Code.

•	A REIT’s stock or beneficial interests must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

      To maintain our qualification as a REIT, our declaration of trust, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the outstanding common shares, any class or series of preferred shares or any other class or series of capital stock. In this prospectus, the term “ownership limitation” is used to describe this provision of our declaration of trust.

      Any transfer of shares will be null and void, and the intended transferee will acquire no rights in such shares if the transfer:

•	results in any person owning, directly or indirectly, shares in excess of the ownership limitation;

•	results in the shares being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	results in our being “closely held” (within the meaning of Section 856(h) of the Code);

•	causes us to own, directly or constructively, 10% or more of the ownership interests in a tenant of our real property (within the meaning of Section 856 (d) (2)(B) of the Code); or

•	otherwise results in our failure to qualify as a REIT.

      Automatic Transfer of Shares to Trust. With certain exceptions described below, if any purported transfer of shares would violate any of the restrictions described in the immediately preceding paragraph, then the transfer will be null and void, and those shares will be designated as “shares-in-trust” and transferred automatically to a charitable trust. The transfer to the trust is effective as of the end of the business day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust must deliver those shares to us for registration in the name of the trust. We will designate a trustee who is not affiliated with us. The beneficiary of the trust will be one or more charitable organizations named by us.

      Any shares-in-trust remain issued and outstanding shares and are entitled to the same rights and privileges as all other shares of the same class or series. The trust receives all dividends and distributions on the shares-in-trust and holds such dividends and distributions in trust for the benefit of the beneficiary. The trustee votes all shares-in-trust. The trustee shall also designate a permitted transferee of the shares-in-trust. The permitted transferee must purchase the shares-in-trust for valuable consideration and acquire the shares-in-trust without resulting in the transfer being null and void.

      The record holder with respect to shares-in-trust must pay the trust any dividends or distributions received by such record holder (1) that are attributable to any shares-in-trust and (2) if the record date for those shares-in-trust was on or after the date that such shares became shares-in-trust. Upon sale or other disposition of the shares-in-trust to a permitted transferee, the record holder generally will receive from the trustee, the lesser of:

•	the price per share, if any, paid by the record holder for the shares,

•	if no amount was paid for such shares (e.g., if such shares were received through a gift or devise), the price per share equal to the market price (which is calculated as defined in our declaration of trust) on the date the shares were received, or

•	the price per share received by the trustee from the sale of such shares-in-trust.

      Any amounts received by the trustee in excess of the amounts paid to the record owner will be distributed to the beneficiary. Unless sooner sold to a permitted transferee, upon our liquidation, dissolution or winding up, the record owner generally will receive from the trustee its share of the liquidation proceeds but in no case more than the price per share paid by the record owner or, in the case of a gift or devise, the market price per share on the date such shares were received by the trust.

      The shares-in-trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created the shares-in-trust (or, in the case of a gift or devise, the market price per share on the date of such transfer) or (2) the market price per share on the date that we, or our designee, accepts such offer. We may accept such offer for a period of 90 days after the later of (1) the date of the purported transfer that resulted in such shares-in-trust or (2) the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

      Any person who acquires or attempts to acquire common shares or preferred shares that would be null and void under the restrictions described above, or any person who owned common shares or preferred shares that were transferred to a trust, must (1) give us immediate written notice of such event and (2) provide us such other information as requested in order to determine the effect, if any, of such transfer on our status as a REIT.

      If a shareholder owns more than 5% (or such lower percentage as required pursuant to Treasury regulations under the Code) of the outstanding common shares or preferred shares, then the shareholder must notify us of its share ownership by January 30 of each year.

      The ownership limitation generally does not apply to the acquisition of shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees may exempt a person from the ownership limitation under certain circumstances and conditions. The Board may not grant an exemption from the ownership limitation to any proposed transferee whose ownership, direct or indirect, of our shares of beneficial interest in excess of the ownership limitation would result in the termination of our status as a REIT. The restrictions described above will continue to apply until (1) the Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, and (2) there is an affirmative vote of two-thirds of the votes entitled to be cast on such matter at a regular or special meeting of our shareholders.

      The ownership limitation could have the effect of delaying, deferring or preventing a transaction or a change in our control that might involve a premium price for the common shares or preferred shares or otherwise be in the best interest of our shareholders. All certificates representing shares will bear a legend referring to the restrictions described above.

Warrants

      We may issue warrants for the purchase of common or preferred shares. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us or the holder or beneficial owner, or we could issue warrants pursuant to a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such warrants.

      The following are some of the warrant terms that could be described in a prospectus supplement:

•	the title of the warrant;

•	the aggregate number of warrants;

•	the price or prices at which the warrant will be issued;

•	the designation, number and terms of the preferred shares or common shares that may be purchased on exercise of the warrant;

•	the date, if any, on and after which the warrant and the related securities will be separately transferable;

•	the price at which each security purchasable on exercise of the warrant may be purchased;

•	the dates on which the right to purchase the securities purchasable on exercise of the warrant will begin and end;

•	the minimum or maximum number of securities that may be purchased at any one time;

•	any anti-dilution protection;

•	information with respect to book-entry procedures, if any;

•	a discussion of material federal income tax considerations; and

•	any other warrant terms, including terms relating to transferability, exchange or exercise of the warrant.

Registration Rights Agreements

      Under the Partnership’s partnership agreement, we have agreed to file one or more registration statements that covers the resale of common shares upon exchange of units of the Partnership that were issued in private placements at the time of and since our formation. In addition, prior to our filing of a registration statement with respect to a firm commitment underwritten public offering of our shares, we are obligated to notify each holder of common shares that were issued upon exchange of units of the Partnership and, subject to limitations, to allow the holder to include such common shares in the offering.

      We must use our best efforts to maintain the effectiveness of these registration statements. The exchange of outstanding securities for common shares will increase the number of outstanding common shares and will increase our percentage ownership interest in the Partnership.

Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws

      The following summary of certain provisions of the Maryland General Corporation Law and our declaration of trust and bylaws is not complete. You should read the Maryland General Corporation Law and our declaration of trust and bylaws for more complete information. The business combination provisions and the control share acquisition provisions of Maryland law, both of which are discussed below, could have the effect of delaying or preventing a change in our control. Also, the removal of trustees provisions of the declaration of trust and the advance notice provisions of the bylaws could have the effect of delaying or preventing a transaction or a change in our control. These provisions could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer, even if the offer contains a premium price for holders of common shares or otherwise benefits shareholders.

      Business Combinations. Maryland General Corporation Law prohibits us from entering into “business combinations” and other corporate transactions unless special actions are taken. The business combinations that require these special actions include a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities when the combination is between us and an “interested shareholder” (as defined below). An interested shareholder is:

•	any person who beneficially owns 10% or more of the voting power of our shares; or

•	any of our affiliates that beneficially owned 10% or more of the voting power of our shares within two years prior to the date in question.

      We may not engage in a business combination with an interested shareholder or any of its affiliates for five years after the interested shareholder becomes an interested shareholder. This prohibition does not apply to business combinations involving us that are exempted by the Board of Trustees before the interested shareholder becomes an interested shareholder.

      We may engage in business combinations with an interested shareholder if at least five years have passed since the person became an interested shareholder, but only if the transaction is:

•	recommended by our Board of Trustees; and

•	approved by at least

•	80% of our outstanding shares entitled to vote; and

•	two-thirds of our outstanding shares entitled to vote that are not held by the interested shareholder.

      Shareholder approval will not be required if our common shareholders receive a minimum price (as defined in the statute) for their shares and our shareholders receive cash or the same form of consideration as the interested shareholder paid for its shares.

      Control Share Acquisitions. Our declaration of trust exempts acquisitions of our shares of beneficial interest by any person from “control share acquisition” requirements discussed below. There is no assurance that such exemption will not be amended or eliminated in the future. If the exemption was eliminated, “control share acquisitions” would be subject to the following provisions.

      The Maryland General Corporation Law provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights unless two-thirds of the shareholders (excluding shares owned by the acquirer, and by the officers and trustees who are employees of the Maryland real estate investment trust) approve their voting rights.

      “Control Shares” are shares that, if added with all other shares previously acquired, would entitle that person to vote, in electing the trustees:

•	10% or more but less than one-third of such shares;

•	one-third or more but less than a majority of such shares; or

•	a majority of the outstanding shares.

      Control shares do not include shares the acquiring person is entitled to vote with shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

      If this provision becomes applicable to us, a person who has made or proposes to make a control share acquisition could, under certain circumstances, compel our Board of Trustees to call a special meeting of shareholders to consider the voting rights of the control shares. We could also present the question at any shareholders’ meeting on our own.

      If this provision becomes applicable to us, subject to certain conditions and limitations, we would be able to redeem any or all control shares. If voting rights for control shares were approved at a shareholders meeting and the acquirer were entitled to vote a majority of the shares entitled to vote, all other shareholders could exercise appraisal rights and exchange their shares for a fair value as defined by statute.

      Limitation of Liability of Trustees and Officers. Our declaration of trust provides that, to the fullest extent that limitations on the liability of trustees and officers are permitted by the Maryland General Corporation Law, no trustee or officer shall be liable to us or our shareholders for money damages. The Maryland General Corporation Law provides that we may restrict or limit the liability of trustees or officers for money damages except

•	to the extent anyone actually received an improper benefit or profit in money, property or services; or

•	a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action was material to the cause of action adjudicated and the action or failure to act was the result of bad faith or active and deliberate dishonesty.

      Indemnification of Trustees and Officers. Our declaration of trust and bylaws permit us to indemnify any of its employees or agents. The bylaws require us to indemnify each trustee or officer who has been successful in defending any proceeding to which he or she is made a party by reason of his or her service to

us. We have also entered into separate indemnification agreements with certain of our trustees and certain of our executive officers. The agreements require that we indemnify our trustees and officers to the fullest extent permitted by Maryland General Corporation Law. The agreements also require us to indemnify and advance all expenses incurred by trustees and officers seeking to enforce their indemnification agreements. We must also cover trustees and officers under our trustees’ and officers’ liability insurance. Although the form indemnification agreement offers substantially the same scope of coverage as our declaration of trust and bylaws, the agreements provide greater assurance to the trustees and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Trustees or by our shareholders.

      The Maryland General Corporation Law provides that we may indemnify trustees and officers unless

•	the trustee actually received an improper benefit or profit in money, property or services;

•	the act or omission of the trustee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•	in a criminal proceeding, the trustee had reasonable cause to believe that the act or omission was unlawful.

      Our bylaws require, as a condition to advancing expenses, (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us and (2) a written affirmation to repay the amount paid by us if it is determined that the trustee or officer was not entitled to indemnification.

      Meetings of Shareholders. Our bylaws provide for an annual meeting of shareholders to elect individuals to the Board of Trustees and transact such other business as may properly be brought before the meeting. Special meetings of shareholders may be called by our President, the Board of Trustees or the Chairman of the Board and shall be called at the request in writing of the holders of 50% or more of our outstanding shares of beneficial interest entitled to vote.

      Our Bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken by unanimous written consent without a meeting. The written consent must, among other items, specify the action to be taken and be signed by each shareholder entitled to vote on the matter.

DESCRIPTION OF DEBT SECURITIES

      We may use this prospectus to offer debt securities. If we offer debt securities, we will prepare and distribute a prospectus supplement that describes the specific terms of the debt securities. In this section of the prospectus, we describe the general terms we expect all debt securities to have. We also identify some of the specific terms that will be described in a prospectus supplement. Although we expect that any debt securities we offer with this prospectus will have the general terms we describe in this section, our debt securities may have terms that are different from or inconsistent with the general terms we describe here. Therefore, you should read the prospectus supplement carefully.

General Terms of Debt Securities

      Unless we say otherwise in a prospectus supplement, debt securities we offer through this prospectus:

•	will be our general, direct and unsecured obligations; and

•	may be either senior debt securities or subordinated debt securities.

      Senior debt securities will rank equally with all of our other unsecured and unsubordinated obligations. Subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior debt in the manner we describe in a prospectus supplement.

      We may incur additional debt, subject to limitations in the agreements governing our revolving credit facilities and other notes we may have issued, including our 6.75% Monthly Income Notes due 2019 and our 6% Convertible Notes due May 15, 2024.

      Unless we say otherwise in a prospectus supplement:

•	debt securities we offer through this prospectus will not limit the amount of other debt that we may incur;

•	you will not have any protection if we engage in a highly leveraged transaction, a restructuring, a transaction involving a change in control, or a merger or similar transaction that may adversely affect holders of the debt securities; and

•	we will not list the debt securities on any securities exchange.

The Indentures

      Any debt securities we offer through this prospectus will be issued under an indenture between us and a trustee. We have filed with the SEC two “base indentures” that are exhibits to the registration statement that includes this prospectus. The indenture, dated as of April 15, 2004, between us and Wells Fargo Bank, National Association, as trustee, describes the general terms of senior debt securities we may issue. The indenture as supplemented by the first and second supplemental indentures thereto also describe the terms of our 6.75% Monthly Income Notes due 2019 and our 6% Convertible Notes due May 15, 2024. The subordinated indenture includes additional terms describing the subordination provisions of these securities. The indenture is, and the subordinated indenture will be, subject to the Trust Indenture Act of 1939, as amended.

      The base indentures do not include all the terms of debt securities we may issue through this prospectus. If we issue debt securities through this prospectus, our Board of Trustees will establish the additional terms for each series of debt securities. The additional terms will be set forth in a supplemental indenture or in a resolution of our Board of Trustees. The base indentures describe the additional terms that may be established and we summarize the additional terms that may be established under “— Additional Terms of Debt Securities,” below.

      We have summarized the provisions of the base indenture and the base subordinated indenture below. The summary is not complete. You should read the indentures for provisions that may be important to you. The extent, if any, to which the provisions of the base indentures apply to particular debt securities will be described in the prospectus supplement relating to those securities. You should read the prospectus supplement for more information regarding any particular issuance of debt securities.

Additional Terms of Debt Securities

      As described above, the terms of a particular series of debt securities we offer through this prospectus will be established by our Board of Trustees when we issue the series. We will describe the terms of the series in a prospectus supplement. The base indentures provide that the terms that may be established include the following:

•	Title. The title of the debt securities offered.

•	Amount. Any limit upon the total principal amount of the series of debt securities offered.

•	Maturity. The date or dates on which the principal of and premium, if any, on the offered debt securities will mature or the method of determining such date or dates.

•	Interest Rate. The rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method of calculating such rate or rates.

•	Interest Accrual. The date or dates from which interest will accrue or the method by which such date or dates will be determined.

•	Interest Payment Dates. The date or dates on which interest will be payable and the record date or dates to determine the persons who will receive payment.

•	Place of Payment. The place or places where principal of, premium, if any, and interest, on the offered debt securities will be payable or at which the offered debt securities may be surrendered for registration of transfer or exchange.

•	Optional Redemption. The period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, the offered debt securities may be redeemed (or called away), in whole or in part, at our option, if we have that option.

•	Mandatory Redemption. The obligation, if any, we have to redeem or repurchase the offered debt securities pursuant to any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder; and the period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, such offered debt securities shall be redeemed or purchased, in whole or in part.

•	Denominations. The denominations in which the offered debt securities are authorized to be issued.

•	Currency. The currency or currency unit in which the offered debt securities may be denominated and/or the currency or currencies, including currency unit or units, in which principal of, premium, if any, and interest, if any, on the offered debt securities will be payable and whether we or the holders of the offered debt securities may elect to receive payments in respect of the offered debt securities in a currency or currency unit other than that in which the offered debt securities are stated to be payable.

•	Indexed Principal. If the amount of principal of, or premium, if any, or interest on, the offered debt securities may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined.

•	Payment on Acceleration. If other than the principal amount, the amount that will be payable upon declaration of the acceleration of the maturity or the method by which such portion shall be determined.

•	Special Rights. Provisions, if any, granting special rights to the holders of the offered debt securities if certain specified events occur.

•	Modifications to Indenture. Any addition to, or modification or deletion of, any event of default or any of the covenants specified in the indenture with respect to the offered debt securities.

•	Tax “Gross-Up.” The circumstances, if any, under which we will pay additional amounts on the offered debt securities held by non-U.S. persons for taxes, assessments or similar charges.

•	Registered or Bearer Form. Whether the offered debt securities will be issued in registered or bearer form or both.

•	Dates of Certificates. The date as of which any offered debt securities in bearer form and any temporary global security representing outstanding securities are dated, if other than the original issuance date of the offered debt securities.

•	Forms. The forms of the securities and interest coupons, if any, of the series.

•	Registrar and Paying Agent. If other than the trustee under the applicable indenture, the identity of the registrar and any paying agent for the offered debt securities.

•	Defeasance. Any means of defeasance or covenant defeasance that may be specified for the offered debt securities.

•	Global Securities. Whether the offered debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for the global security or securities and the circumstances under which beneficial owners of interests in the global security may exchange those interests for certificated debt securities to be registered in the names of or to be held by the beneficial owners or their nominees.

•	Documentation. If the offered debt securities may be issued or delivered, or any installation of principal or interest may be paid, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture, the form of those certificates, documents or conditions.

•	Payees. If other than as provided in the applicable indenture, the person to whom any interest on any registered security of the series will be payable and the manner in which, or the person to whom, any interest on any bearer securities of the series will be payable.

•	Definitions. Any definitions for the offered debt securities of that series that are different from or in addition to the definitions included in the applicable indenture, including, without limitation, the definition of “unrestricted subsidiary” to be used for such series.

•	Subordination. In the case of the subordinated indenture, the relative degree to which the offered debt securities shall be senior to or junior to other debt securities, whether currently outstanding or to be offered in the future, and to other debt, in right of payment.

•	Guarantees. Whether the offered debt securities are guaranteed and, if so, the identity of the guarantors and the terms of the offered guarantees (including whether and the extent to which the guarantees are subordinated to other debt of the guarantors).

•	Conversion. The terms, if any, upon which the offered debt securities may be converted or exchanged into or for our common shares, preferred shares or other securities or property.

•	Restrictions. Any restrictions on the registration, transfer or exchange of the offered debt securities.

•	Other Terms. Any other terms not inconsistent with the terms of the applicable indenture pertaining to the offered debt securities or which may be required or advisable under U.S. laws or regulations or advisable, as we determine, in connection with marketing of securities of the series.

Form of Securities and Related Matters

      Registered or Bearer Form. Debt securities may be offered in either registered or bearer form.

•	If the debt securities are in registered form, we may treat the person who is named in the register as the owner of the debt securities for all purposes, including payment, exchange and transfer.

•	If we issue debt securities in bearer form, we will issue those debt securities only to non-U.S. persons and may treat the bearer of the securities as the owner for all purposes, including payment, exchange and transfer. If we issue debt securities in bearer form, we will describe special offering restrictions and material U.S. federal income tax considerations relating to the offered debt securities in a prospectus supplement.

      Denominations. Unless we say otherwise in a prospectus supplement, we will issue debt securities in denominations of:

•	U.S. $1,000 (or multiples of $1,000) if we issue the debt securities in registered form; and

•	U.S. $5,000 (or multiples of $5,000) if we issue debt securities in bearer form.

      Payment Currencies and Indexed Securities. We may offer debt securities for which:

•	the purchase price is payable in a currency other than U.S. dollars;

•	the securities are denominated in a currency other than U.S. dollars; or

•	the principal or interest of, or any other amount due on, the offered debt securities is in a currency other than U.S. dollars.

      The other currency may be a currency unit comprised of various currencies. Payments on debt securities may also be based on an index.

      Payment, Transfer and Exchange. Unless we say otherwise in a prospectus supplement, we will maintain an office or agency for paying principal, interest and other amounts on the debt securities. We will notify you of the location of that office and of any change in the office’s location. At our option, however, we may make any interest payments on debt securities issued in registered form by:

•	mailing checks to you at the address you specify; or

•	wire transfer of immediately available funds to an account you specify.

      Unless we say otherwise in a prospectus supplement, we will pay interest to the person whose name is in the register at the close of business on the regular record date for such interest.

      We will describe in a prospectus supplement how we will pay amounts owing on bearer securities. We will only pay amounts owing on bearer securities at an office outside the United States.

      Unless we say otherwise in a prospectus supplement, you may transfer or exchange debt securities issued in registered form at an agency that we designate. You may transfer or exchange debt securities without service charge, although we may require you to pay any related tax or other governmental charge.

Global Securities

      We may issue debt securities of a series in the form of one or more fully registered global securities. Each registered global security will:

•	be registered in the name of a depositary or a nominee for the depositary;

•	be deposited with the depositary or nominee or a custodian therefor; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any such other appropriate matters.

      If we issue a registered global security, we will only transfer or exchange it for another global security issued to the depositary, its successor or their nominees, until we issue securities in definitive form.

      After we issue a registered global security and deposit that registered global security with or on behalf of the depositary, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the registered global security to the accounts of institutions that have accounts with the depositary. We refer to institutions that have accounts with the depositary as “participants.” The underwriters or agents engaging in the distribution of the debt securities will designate the accounts to be credited. We will designate the accounts to be credited if we offer and sell the debt securities directly. You may only own a beneficial interest in registered debt securities if you are a participant or hold your interest through a participant. Your interest will be shown on, and transfers of your interest will only be effected through, records maintained by the depositary for the registered global security or by its nominee and/or records maintained by the participants.

      We will treat the depositary for a registered global security, or its nominee, as the sole owner or holder of the debt security represented by the registered global security for all purposes under each indenture as long as it is the owner of the debt security. Accordingly, if you own a beneficial interest in a registered global security, you must rely on the procedures of the depositary (and, if you are not a participant, you must rely on the procedures of the participant through which you own your interest), to exercise any of your rights under the indenture. We understand that under existing industry practices, depositaries authorize participants to give or take instructions or take actions required or permitted under indentures, and participants authorize beneficial owners owning through such participants to give or take instructions or actions or act upon the instructions of beneficial owners holding through them.

      Unless we say otherwise in a prospectus supplement, we will make payments with respect to principal, premium, if any, and interest on the debt securities represented by a registered global security to the depositary or its nominee, as the case may be. We expect that the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security. We also expect that participants will act pursuant to standing instructions and customary practices. We, the respective trustees and our agents or agents of the respective trustees will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any registered global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

      Unless we say otherwise in a prospectus supplement, we will issue debt securities in certificated form in exchange for a registered global security:

•	if the depositary for the registered global security ceases to be registered as a clearing agency under applicable law or is not willing or able to provide securities depositary services with respect to the registered global security and a successor depositary is not appointed by us within 90 days; or

•	if an event of default, or an event which, with the giving of notice or lapse of time or both, would constitute an event of default, occurs with respect to the debt securities represented by the registered global security and such event of default continues for a period of 90 days.

      In addition, unless we say otherwise in a prospectus supplement, we will have the right not to have any of the debt securities of a series represented by one or more registered global securities. If we make that determination, we will issue debt securities of such series in certificated form in exchange for all of the registered global securities representing such series of debt securities.

      You should note that the laws of some states may require that you take physical delivery of global securities in definitive form. Such laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

      The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depositary, or its nominee, identified in a prospectus supplement. We may issue bearer global securities in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in a prospectus supplement.

Certain Covenants

      Existence. Unless we say otherwise in a prospectus supplement, we are required to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and franchises; provided, however, that we are not obligated to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities.

      Maintenance of Properties. Unless we say otherwise in a prospectus supplement, we will cause all of our material properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      Insurance. Unless we say otherwise in a prospectus supplement, we will, and will cause each of our subsidiaries to, keep all of our insurable properties adequately insured against loss or damage with insurers of recognized responsibility in commercially reasonable amounts and types.

      Payment of Taxes and Other Claims. Unless we say otherwise in a prospectus supplement, we will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our or any of our subsidiaries’ income, profits or property, and all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries, unless such lien would not have a material adverse effect upon such property; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which we have set apart and maintain an adequate reserve.

      Provision of Financial Information. If we are required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, we will file such reports by the required date and, within 15 days of such date, deliver copies of all such reports to the trustee for and transmit a copy to each holder of the debt securities. If we are not required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, we will deliver to the trustee and transmit to each holder of debt securities reports that contain substantially the same kind of information that would have been included in annual and quarterly reports filed with the SEC had we been required to file such reports, such information to be delivered or transmitted within 15 days after the same would have been required to be filed with the SEC had we been required to file such reports.

      Notwithstanding the foregoing, if we are not required to file reports with the SEC because information about us is contained in the reports filed by another entity with the SEC, the delivery to the trustee for the debt securities of the reports filed by such entity with the SEC and the transmittal by mail to all holders of the debt securities of each annual and quarterly report filed with the SEC by such entity within the time periods set forth in the preceding sentence shall be deemed to satisfy our obligations to provide financial information under the applicable provisions of the applicable indenture.

      Additional Covenants. We will describe any other material covenants in respect of any series of debt securities in a prospectus supplement.

Consolidation, Merger, Sale of Assets

      Unless we say otherwise in a prospectus supplement, each indenture will provide that we will not, in a single transaction or a series of related transactions, engage in any of the following transactions if any of these transactions would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of our property and assets to any other person or group of affiliated persons:

•	consolidate with or merge with or into any other person;

•	sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person or group of affiliated persons; or

•	permit any of our subsidiaries to enter into any such transaction or transactions. To engage in any such transaction, we must satisfy all of the following conditions:

•	either

•	we must be the continuing company, or

•	the surviving entity must be an entity duly organized and validly existing under U.S. laws, any state or the District of Columbia, and the surviving entity must assume, by a supplemental indenture in a form reasonably satisfactory to the trustee, all obligations under the applicable debt securities and the related indenture;

•	immediately before and immediately after giving effect to such transactions, no default or event of default under the debt securities shall have occurred and be continuing;

•	immediately after giving effect to such transaction on a pro forma basis, our consolidated net worth (as defined in the applicable indenture) (or the surviving entity if we are not the continuing obligor under the indenture) is equal to or greater than our consolidated net worth immediately prior to such transaction;

•	immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), we (or the surviving entity if we are not the continuing obligor under the indenture) could incur $1.00 of additional debt without violating any applicable provisions of the indenture limiting debt;

•	each guarantor of the debt securities, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its guarantee will apply to such person’s obligations under the indenture and the debt securities;

•	if any of our assets would become subject to any lien, any provisions of the indenture limiting liens are complied with; and

•	we or the surviving entity has delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers’ certificate and an opinion of counsel, each to the effect that each consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture relating to such transaction comply with the provisions of the applicable indenture and that all conditions precedent provided for in the indenture relating to the transaction have been met.

      Unless we say otherwise in a prospectus supplement, each indenture for debt securities that are guaranteed will provide for similar restrictions on any guarantor.

Subordination

      Generally. Unless we say otherwise in a prospectus supplement, the payment of principal, premium, if any, and interest on subordinated debt securities will be subordinated (or junior) to the prior payment in full of all of any of our present and future “senior debt.” This means that we must pay all present and future senior debt before we pay amounts due to holders of subordinated debt securities if we liquidate, dissolve, reorganize or go through a similar process. After making these payments, we may not have sufficient assets remaining to pay the amounts due to holders of subordinated debt securities or equity securities.

      We will describe what debt is defined as “senior” with respect to any subordinated debt securities we offer in a prospectus supplement, but senior debt will generally include bank debt and certain other pre-existing debts.

      Payment Blockage for Payment Defaults. Unless we say otherwise in a prospectus supplement, if we have defaulted in the payment of any “designated senior debt,” we may not:

•	pay any principal, premium, if any, or interest on subordinated debt securities; or

•	purchase, redeem, defease, or otherwise acquire any subordinated debt securities.

      We will describe “designated senior debt” in a prospectus supplement. This prohibition will not affect any payment we have already made to defease debt securities (as described under “— Defeasance or Covenant Defeasance of Indenture,” below).

      We must resume payment on subordinated debt securities, and make any payments we have missed, when one of the following has occurred:

•	the designated senior debt has been discharged or paid in full;

•	the holders of designated senior debt have waived payment; or

•	the payment default has otherwise been cured or ceased to exist.

      Payment Blockage for Non-Payment Defaults. Unless we say otherwise in a prospectus supplement, we will also be prohibited from paying any amounts or distributing any assets as described with respect to payment defaults if:

•	we have defaulted on designated senior debt in a way that does not involve a failure to pay amounts but accelerates payment; and

•	we and the trustee for the subordinated debt securities have received written notice of this default.

      Unless we say otherwise in a prospectus supplement, we will be required to suspend payments and distributions on our subordinated debt securities starting when we receive notice of the applicable default. We may and must resume payments on our subordinated debt securities, and make any payments we have missed, upon the earliest of:

•	the date that is 179 days after receipt of notice (unless we have previously been required to pay all amounts owing on the applicable designated senior debt);

•	the date the default and all other similar defaults as to which notice has been given shall have been cured, waived or shall have ceased to exist;

•	the date the applicable designated senior debt (and all other designated senior debt as to which notice has been given) shall have been discharged or paid in full; and

•	the date on which we or the trustee receives written notice from the representative of holders of designated senior debt or the holders of at least a majority of the designated senior debt terminating the blockage period.

      Any number of notices of non-payment defaults may be given, but during any 365-day consecutive period only one blockage period may commence and the period may not exceed 179 days. No non-payment default with respect to senior debt that existed or was continuing on the date a blockage period for our subordinated debt securities commenced may be made the basis of another blockage period for those securities whether or not within a period of 365 consecutive days, unless at least 90 consecutive days have elapsed since the default was cured or waived.

      Subsidiary Guarantees. We will tell you in a prospectus supplement whether and to what extent debt securities will be guaranteed by the Partnership or any other subsidiaries. Unless we say otherwise in a prospectus supplement, any guarantee of subordinated debt securities will be an unsecured subordinated obligation of the guarantor. As such, the guarantees will either rank on an equal basis with or senior to all other existing and future debt of the guarantor that is expressly subordinated to senior debt of the subsidiary. Unless we say otherwise in a prospectus supplement:

•	guarantees will be subordinated to the same extent as the debt securities are subordinated to our obligations; and

•	payment on guarantees will be blocked in the same circumstances as payment of the debt securities is blocked.

      Structural Subordination. Debt securities may be offered without guarantees, and even if there are guarantees, any subsidiary (including the Partnership) may elect not to join in the guarantee. If any non-guarantor entity is involved in a bankruptcy, liquidation or reorganization, the non-guarantor entity will pay the holders of its debt and its trade creditors before it will be able to distribute any assets to its parent. The indentures may not limit the amount of debt that these entities may incur. Therefore, you should only look to our assets and any assets of the guarantor entities for repayment of obligations under the debt securities.

Default Provisions

      Events of Default. Unless we say otherwise in a prospectus supplement, each of the following is an event of default as to any of our senior or subordinated debt securities:

1. A default in the payment of any interest on any debt security of that series when it becomes due and payable, if the default continues for a period of three days.

2. A default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity (upon acceleration, optional or mandatory redemption, required purchase or otherwise).

3. Either of the following:

(a) default in the performance, or breach, of any covenant or agreement by us or any guarantor under the indenture (other than a default in the performance, or breach of a covenant or agreement that is specifically dealt with in clause (1) or (2) above or in clause (b) of this clause (3)) and such default or breach continues for a period of 30 days after written notice has been given by certified mail:

(i) to us by the trustee; or

(ii) to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series.

(b) there shall be a default in the performance or breach of the provisions of the indenture relating to consolidation, merger, or sale of assets.

4. One or more defaults shall have occurred under any agreements, indentures or instruments under which we, any guarantor or certain other subsidiaries (identified in the indenture as restricted subsidiaries) then has outstanding debt in excess of $10 million in the aggregate if, as a result of the default, the full amount of the debt is due and owing.

5. Any guarantee shall for any reason cease to be, or be asserted in writing by any guarantor or us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such guarantee.

6. One or more judgments, orders or decrees for the payment of money in excess of $10 million, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against us, any guarantor or any restricted subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect.

7. Any holder or holders of at least $10 million in aggregate principal amount of debt, or the debt of any guarantor or any restricted subsidiary, shall, after a default under such debt, notify the trustee of the intended sale or disposition of any assets, or the assets of any guarantor or any restricted subsidiary, that have been pledged to or for the benefit of such holder or holders to secure such debt or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such debt or to collect on, seize, dispose of or apply in satisfaction of debt, our assets or any restricted subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements).

8. There shall have been the entry by a court of competent jurisdiction of:

(a) a decree or order for relief in respect of us, any guarantor or any restricted subsidiary in an involuntary case or proceeding, under any applicable bankruptcy law, or

(b) a decree or order adjudging us, any guarantor or any restricted subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of us, any guarantor or any restricted subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of us, any guarantor or any restricted subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days.

9. We, any guarantor, or any restricted subsidiary do any of the following:

(a) commence a voluntary case or proceeding under any applicable bankruptcy law or any other case or proceeding to be adjudicated bankrupt or insolvent;

(b) consent to the entry of a decree or order for relief in respect of us, any guarantor or such restricted subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against us or it; or

(c) file a petition or answer or consent seeking reorganization or relief under any applicable federal or state law.

10. We, any guarantor, or any restricted subsidiary do any of the following:

(a) consent to the filing of a petition for the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us, any guarantor or such restricted subsidiary or of any substantial part of our or their respective property;

(b) make an assignment for the benefit of creditors; or

(c) admit in writing the inability to pay debts generally as they become due.

11. Any other event of default provided with respect to the debt securities of that series.

      Waiver of Default. Unless we say otherwise in a prospectus supplement, holders of not less than a majority of the debt securities of a series may waive any past default except for:

•	a payment default; or

•	a default on any provision that requires the consent of all holders to modify.

      Acceleration of Payment. Unless we say otherwise in a prospectus supplement, each indenture will provide that if an event of default (other than one of the events specified in clauses 8, 9 and 10 above) occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series outstanding may, and the trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the debt securities of the applicable series to be due and payable immediately by a notice given in writing to us (and to the trustee if given by the holders of the debt securities of the applicable series). The trustee may, then, at its discretion, proceed to protect and enforce the rights of the holders of the applicable debt securities by appropriate judicial proceeding. Unless we say otherwise in a prospectus supplement, if an event of default specified in clauses 8, 9 and 10 above occurs and continues, then all the debt securities of the applicable series shall without further action become and be immediately due and payable, in an amount equal to the principal amount of the debt securities of the applicable series, together with accrued and unpaid interest, if any, to the date the debt securities become due and payable, without any declaration or other act on the part of the trustee or any holder. The trustee or, if notice of acceleration is given by the holders of the debt securities of the applicable series, the holders of the debt securities of the applicable series shall give notice to the agent under any credit agreement of such acceleration.

      Waiver of Acceleration. Unless we say otherwise in a prospectus supplement, each indenture will provide that, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the debt securities, by written notice to us and the trustee, may rescind and annul such declaration if:

•	we have paid, or deposited with the trustee a sum sufficient to pay,

•	all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel,

•	all overdue interest on all debt securities of the applicable series,

•	the principal of and premium, if any, on any debt securities of the applicable series that have become due otherwise than by such declaration of acceleration, plus interest thereon at the rate borne by the debt securities, and

•	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the debt securities.

•	All events of default, other than the non-payment of principal of the debt securities that have become due solely by such declaration of acceleration, have been cured or waived.

      Notices of Default. Unless we say otherwise in a prospectus supplement, each indenture will provide that we are also required to notify the trustee within five business days of the occurrence of any default. Unless we say otherwise in a prospectus supplement, we are required to deliver to the trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

      Obligations of Trustee. Unless we say otherwise in a prospectus supplement, the trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the debt securities unless they shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred thereby.

      The Trust Indenture Act limits the trustee, should it become a creditor of ours or of any guarantor, from obtaining payment of claims in certain cases or realizing certain property received by it in respect of those claims, as security or otherwise. The trustee is permitted to engage in certain other transactions as long as, if it acquires any conflicting interest and an event of default occurs, it either cures the conflict or resigns as trustee.

      For information regarding the acceleration of a portion of the principal amount of any original issue discount securities on the occurrence of an event of default, please read the prospectus supplement relating to the issuance of those securities.

Defeasance or Covenant Defeasance of Indenture

      Unless we say otherwise in a prospectus supplement, we will be able to discharge our obligations under debt securities and the obligations of any guarantor of debt securities at any time by taking the actions described below. The discharge of all obligations using this process is known as “defeasance.” If we defease debt securities, all obligations under the series of debt securities that is defeased will be deemed to have been discharged, except for:

•	the rights of holders of outstanding debt securities to receive solely from funds deposited for this purpose payments in respect of the principal of, premium, if any, and interest on those debt securities when the payments are due;

•	the obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee;

•	the defeasance provisions of the indenture; and

•	if the debt security is convertible, the right of the holder to convert the debt security pursuant to the terms of the debt security.

      We will also be able to free ourselves from certain covenants that are described in an indenture by taking the actions described below. The discharge of obligations using this process is known as “covenant defeasance.” If we defease covenants under debt securities, then certain events (not including non-payment, enforceability of any guarantee, bankruptcy and insolvency events) described under “— Events of Default” will no longer constitute an event of default with respect to the debt securities.

      Unless we say otherwise in a prospectus supplement, in order to exercise either defeasance or covenant defeasance as to the outstanding debt securities of a series:

•	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the trustee, to pay and discharge the principal of, premium, if any, and interest on the debt securities of the applicable series on the stated maturity of such principal or installment of principal or interest (or on the “defeasance redemption date” as defined in the prospectus supplement, if when exercising either defeasance or covenant defeasance, we have delivered to the trustee an irrevocable notice to redeem all of the outstanding debt securities of the applicable series on the defeasance redemption date);

•	in the case of defeasance, we will deliver to the trustee an opinion of independent counsel in the U.S. confirming that either:

•	we have received from, or there has been published by, the Internal Revenue Service, or the IRS, a ruling; or

•	since the date we issued the applicable debt securities, there has been a change in the applicable federal income tax law the effect of either being that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	in the case of covenant defeasance, we will deliver to the trustee an opinion of independent counsel in the U.S. to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•	no default or event of default shall have occurred and be continuing on the date of such deposit or insofar as clause 7 or 8 under the first paragraph under “— Events of Default” are concerned, at any time during the period ending on the 91st day after the date of deposit;

•	the defeasance or covenant defeasance shall not cause the trustee for the applicable debt securities to have a conflicting interest with respect to any of our securities or securities of any guarantor;

•	the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or any guarantor is a party or by which we or it is bound;

•	we will deliver to the trustee an opinion of independent counsel to the effect that:

•	the trust funds will not be subject to any rights of holders of senior debt or guarantor senior debt, including, without limitation, those arising under the indenture, and

•	after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

•	we will deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities or any guarantee over other creditors or creditors of any guarantor with the intent of defeating, hindering, delaying or defrauding creditors, creditors of any guarantor or others;

•	no event or condition shall exist that would prevent us from making payments of the principal of, premium, if any, and interest on the debt securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

•	we will deliver to the trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been met.

Modifications and Amendments

      Unless we say otherwise in a prospectus supplement, we, any guarantor and the trustee may modify and amend either indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of all series affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

•	change the coin or currency in which the principal of any debt security or any premium or the interest thereon is payable;

•	impair the right to institute suit for the enforcement of any such payment after the stated maturity of the debt security thereof (or in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults or with respect to any guarantee;

•	modify any of the provisions that relate to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or that relate to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding debt securities required to take such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•	except as otherwise permitted under “— Consolidation, Merger, Sale of Assets,” permit the assignment or transfer by us or any guarantor of any of our or its rights and obligations under the indenture; or

•	amend or modify any provisions of the indenture relating to the subordination of the debt security or any guarantee in any manner adverse to the holders of the debt securities or any guarantee.

      Unless we say otherwise in a prospectus supplement, we, any guarantor and the trustee may modify and amend either indenture without the consent of the holders if the modification or amendment does only the following:

•	causes each indenture to be qualified under the Trust Indenture Act or adds provisions expressly required under the Trust Indenture Act;

•	evidences the succession of another person to us, any guarantor or other obligor upon the debt securities and the assumption by any such successor of any covenants or the covenants of any guarantor or other obligor upon the debt securities under the indenture and in the debt securities of any series;

•	adds to any covenants or the covenants of any guarantor or other obligor upon the debt securities for the benefit of the holders of all or any series of debt securities, or surrenders any of our rights or powers;

•	secures the debt securities of any series;

•	adds or changes any provisions to the extent necessary to facilitate the issuance or administration of debt securities in bearer form or facilitate the issuance or administration of debt securities in global form;

•	changes or eliminates any provision affecting only debt securities not yet issued;

•	establishes the form or terms of debt securities and guarantees, if any, of any series not yet issued;

•	evidences and provides for successor trustees or adds or changes any provisions of the indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

•	permits payment in respect of debt securities in bearer form in the U.S. to the extent allowed by law;

•	makes provisions with respect to any conversion or exchange rights of holders not adverse to the holders of any debt securities of any series then outstanding with these conversion or exchange rights, which provision directly affects any such series, including providing for the conversion or exchange of debt securities into common shares or preferred shares;

•	cures any ambiguity, corrects or supplements any provisions that may be defective or inconsistent with any other provision, or makes any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture; provided, however, that no such modification or amendment may adversely affect the interest of holders of debt securities of any series then outstanding in any material respect; or

•	if a debt security of any series is guaranteed, adds a guarantor pursuant to the requirements of the indenture.

      The holders of a majority in aggregate principal amount of the debt securities of a series outstanding may waive compliance with certain restrictive covenants and provisions of either indenture with respect to that series.

Original Issue Discount

      We may issue debt securities under either indenture for less than their stated principal amount. Such securities may be treated as “original issue discount securities” and they may be subject to special tax consequences. In addition, some debt securities that are offered and sold at their stated principal amount may, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. We will describe the federal income tax consequences and other special consequences applicable to securities treated as original issue discount securities in the prospectus supplement relating to such securities. “Original issue discount security” generally means any debt security that:

•	does not provide for the payment of all interest prior to maturity; or

•	is issued at a price lower than its face value and provides that upon redemption or acceleration of its stated maturity an amount less than its principal amount shall become due and payable.

Notices

      Unless we say otherwise in a prospectus supplement, we will send notices to holders of debt securities by mail to the holder’s address as it appears in the register.

Governing Law

      Unless we say otherwise in a prospectus supplement, each indenture, the debt securities and any guarantees will be governed by the laws of the State of New York.

Stock Market Listing

      Our 6.75% Monthly Income Notes due 2019 are traded on the American Stock Exchange under the symbol “CJM.” Any debt securities issued in the future may or may not be listed or quoted on a national securities exchange or automated quotation system.

Concerning the Trustees

      The address and telephone number of the Wells Fargo Bank, National Association, as trustee under the base indenture, is 213 Court Street, Suite 703, Middletown, CT 06457, (860) 704-6217. We will identify any relationship that we may have with the trustee for a series of debt securities in a prospectus supplement with respect to particular debt securities.

      The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of concluding any proceeding for exercising any remedy or power available to the trustee for such series.

      If the trustee knows of an event of default that occurs (and is not cured), the trustee will be required to exercise such of the rights and powers vested in it by the applicable indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to these provisions, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred thereby.

FEDERAL INCOME TAX CONSIDERATIONS

      The following sections summarize the federal income tax issues that you may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to certain types of taxpayers that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “— Taxation of Tax-Exempt U.S. Shareholders and U.S. Noteholders” below), financial institutions and broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “— Taxation of Non-U.S. Shareholders and Non-U.S. Noteholders” below).

      The statements in this section are based on the current federal income tax laws governing our qualification as a REIT. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

      We urge you to consult your own tax advisor regarding the specific federal, state, local, foreign and other tax consequences to you of purchasing, owning and disposing of our securities, our election to be taxed as a REIT and the effect of potential changes in applicable tax laws.

Taxation of Capital Automotive REIT

      We elected to be taxed as a REIT under the federal income tax laws when we filed our 1998 tax return. We have operated in a manner intended to qualify as a REIT and we intend to continue to operate in that manner. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

      In the opinion of our tax counsel, Shaw Pittman LLP, (i) we qualified as a REIT under Sections 856 through 859 of the Code with respect to our taxable years ended through December 31, 2003; and (ii) we are organized in conformity with the requirements for qualification as a REIT under the Code and our current method of operation and ownership will enable us to meet the requirements for qualification and taxation as a REIT for the current taxable year and for future taxable years, provided that we have operated and continue to operate in accordance with various assumptions and factual representations made by us concerning our business, properties and operations. We may not, however, have met or continue to meet such requirements. You should be aware that opinions of counsel are not binding on the IRS or any court. Our qualification as a REIT depends on our ability to meet, on a continuing basis, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within certain categories, the diversity of the ownership of our shares, and the percentage of our earnings that we distribute. We describe the REIT qualification tests in more detail below. Shaw Pittman LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, our actual operating results may not satisfy the qualification tests. For a discussion of the tax treatment of us and our shareholders if we fail to qualify as a REIT, see “— Requirements for REIT Qualification — Failure to Qualify.”

      As a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation” (i.e., at both the corporate and shareholder levels) that generally results from owning shares in a corporation. However, we will be subject to federal tax in the following circumstances:

•	we will pay federal income tax on taxable income (including net capital gain) that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned;

•	we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our shareholders;

•	we will pay income tax at the highest corporate rate on (i) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (ii) other non-qualifying income from foreclosure property;

•	we will pay a 100% tax on net income from certain sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business (“prohibited transactions”);

•	if we fail to satisfy the 75% gross income test or the 95% gross income test (as described below under “— Requirements for REIT Qualification — Income Tests”), but nonetheless continue to qualify as a REIT because we meet certain other requirements, we will pay a 100% tax on the greater of (i) the amount by which 90% of our gross income (excluding gross income from prohibited transactions) exceeds our qualifying income under the 95% gross income test, or (ii) the amount by which 75% of our gross income (excluding gross income from prohibited transactions) exceeds our qualifying income under the 75% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability;

•	if we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

•	we may elect to retain and pay income tax on our net long-term capital gain; or

•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which we acquire a “carryover” basis in the asset (i.e., basis determined by reference to the C corporation’s basis in the asset (or another asset)), and we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset, we will pay tax at the highest regular corporate rate applicable on the lesser of (i) the amount of gain that we recognize at the time of the sale or disposition and (ii) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for REIT Qualification

      To qualify as a REIT, we must meet the following requirements:

1.	we are managed by one or more trustees or directors;

2.	our beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	we would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

4.	we are neither a financial institution nor an insurance company subject to certain provisions of the Code;

5.	at least 100 persons are beneficial owners of our shares or ownership certificates;

6.	not more than 50% in value of our outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (the “5/50 Rule”);

7.	we elect to be a REIT (or have made such election for a previous taxable year) and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.	we use a calendar year for federal income tax purposes and comply with the record keeping requirements of the Code and the related regulations of the U.S. Department of Treasury (“Treasury”); and

9.	we meet certain other qualification tests, described below, regarding the nature of our income and assets.

      We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. We were not required to meet requirements 5 and 6 during 1998. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated the 5/50 Rule, we will be deemed to have satisfied the 5/50 Rule for such taxable year. For purposes of determining share ownership under the 5/50 Rule, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under Section 401(a) of the Code, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

      We believe we have issued sufficient common shares with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our declaration of trust restricts the ownership and transfer of the common shares so that we should continue to satisfy requirements 5 and 6. The provisions of our declaration of trust restricting the ownership and transfer of the common shares are described in “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer.”

      We currently have several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. We believe our direct corporate subsidiaries are qualified REIT subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by the parent REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary of ours will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Accordingly, they are not subject to federal corporate income taxation, though they may be subject to state and local taxation.

      A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. However, a taxable REIT subsidiary may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT, and impose a 100% tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We currently do not have any taxable REIT subsidiaries.

      A REIT is treated as owning its proportionate share of the assets of any partnership in which it is a partner and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of income of the Partnership and of any other partnership (or limited liability company treated as a partnership) in which we have acquired or will acquire an interest, directly or indirectly (a “Subsidiary Partnership”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

      Income Tests. We must satisfy two gross income tests annually to maintain our qualification as a REIT:

•	At least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income (the “75% gross income test”). Qualifying income for purposes of the 75% gross income test includes “rents from real property,” interest on debt secured by mortgages on real property or on interests in real property, and dividends or other distributions on and gain from the sale of shares in other REITs; and

•	At least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing (the “95% gross income test”).

      The following paragraphs discuss the specific application of these tests to us.

      Rental Income. The Partnership’s primary source of income derives from leasing properties to dealer groups. The leases generally are on a “triple-net” basis, requiring the tenants to pay substantially all expenses associated with the operation of the properties, such as real estate taxes, insurance, utilities, services, maintenance and other operating expenses and any ground lease payments.

      Rents under the leases will constitute “rents from real property” only if the leases are treated as true leases for federal income tax purposes and are not treated as service contracts, joint ventures, financing arrangements or some other type of arrangement. The determination of whether the leases are true leases depends on an analysis of all surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner (e.g., whether the tenant has substantial control over the operation of the property or whether the tenant was required simply to use its best efforts to perform its obligations under the agreement);

•	the extent to which the property owner retains the risk of loss with respect to the operation of the property (e.g., whether the tenant bears the risk of increases in operating expenses or the risk of damage to the property); and

•	the extent to which the property owner retains the burdens and benefits of ownership of the property.

      We believe that each lease will be treated as a true lease for federal income tax purposes. Such belief is based, in part, on the following facts:

•	the Partnership (or its subsidiaries, as the case may be) and the tenants intend for each relationship between them to be that of a lessor and lessee and such relationship will be documented by lease agreements;

•	the tenants have the right to exclusive possession and use and quiet enjoyment of the properties during the term of the leases;

•	the tenants bear the cost of, and are responsible for, day-to-day maintenance and repair of the properties, and will dictate how the properties are operated, maintained and improved;

•	the tenants bear all of the costs and expenses of operating the properties during the terms of the leases;

•	the tenants benefit from any savings in the costs of operating the properties during the terms of the leases;

•	the tenants generally are required to indemnify the Partnership or its subsidiary against all liabilities imposed on the Partnership or its subsidiary during the term of the leases by reason of (a) injury to persons or damage to property occurring at the properties, or (b) the tenants’ use, management, maintenance or repair of the properties;

•	the tenants are obligated to pay rent for the period of use of the properties;

•	the tenants stand to reap substantial gains (or incur substantial losses) depending on how successfully they operate the properties;

•	the useful lives of the properties are significantly longer than the terms of the leases; and

•	the Partnership or its subsidiary will receive the benefit of increases in value, and will bear the risk of decreases in value, of the properties during the terms of the leases.

      If the IRS were to challenge successfully the characterization of the leases as true leases, the Partnership would not be treated as the owner of the property in question for federal income tax purposes and the Partnership would lose tax depreciation and cost recovery deductions with respect to such property, which in turn could cause us to fail to qualify as a REIT. See “— Distribution Requirements.”

      Shareholders should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially similar to those contained in the leases that address whether such leases constitute true leases for federal income tax purposes. If the leases are recharacterized as financing arrangements or partnership agreements, rather than true leases, part or all of the payments that the Partnership receives from the tenants may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose REIT status. We received an opinion of counsel at the time of our initial public offering that the leases entered into at that time were true leases. We have also received an opinion of Shaw Pittman LLP that the leases entered into as of the date hereof are true leases. Such opinions are not binding on the IRS. We will use our best efforts to structure any leasing transaction for properties acquired in the future such that the lease will be characterized as a “true lease” and the Partnership will be treated as the owner of the property in question for federal income tax purposes. The Partnership has generally entered into leases substantially similar to those entered into at the time of the initial public offering. We will not seek an advance ruling from the IRS and do not intend to seek an advance opinion of counsel that the Partnership will be treated as the owner of any other leased properties for federal income tax purposes, and thus future leases may not be treated as true leases for federal income tax purposes.

      In addition, rent that the Partnership receives from real property that it owns and leases to tenants will qualify as “rents from real property” (which is qualifying income for purposes of the 75% and 95% gross income tests) only if several conditions are met under the REIT tax rules:

•	The rent must not be based, in whole or in part, on the income or profits of any person although, generally, rent may be based on a fixed percentage or percentages of receipts or sales. The Partnership has not entered into any lease based in whole or part on the net income of any person and does not anticipate entering into such arrangements unless we determined in our discretion that such arrangements will not jeopardize our status as a REIT.

•	Neither we nor someone who owns 10% or more of our shares may own 10% or more of a tenant, other than a taxable REIT subsidiary under certain circumstances, from whom the Partnership receives rent (a “related party tenant”). Our ownership and the ownership of a tenant is determined based on direct, indirect and constructive ownership. The constructive ownership rules generally provide that if 10% or more in value of our shares are owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. The applicable attribution rules, however, are highly complex and difficult to apply, and the Partnership may inadvertently enter into leases with tenants who, through application of such rules, will constitute related party tenants. In such event, rent paid by the related party tenant will not qualify as “rents from real property,” which may jeopardize our status as a REIT. The Partnership will use its best efforts not to rent any property to a related party tenant (taking into account the applicable constructive ownership rules), unless we determine in our discretion that the rent received from such related party tenant is not material and will not jeopardize our status as a REIT. We believe that the Partnership has not leased property to any related party tenant.

•	The rent attributable to any personal property leased in connection with a lease of property is no more than 15% of the total rent received under the lease. In general, the Partnership has not leased a significant amount of personal property under its current leases. If any incidental personal property has been leased, we believe that rent under each lease from the personal property would be less than 15% of total rent from that lease. If the Partnership leases personal property in connection with a future lease, it intends to satisfy the 15% test described above.

•	The Partnership generally must not operate or manage its property or furnish or render services to its tenants, other than through a taxable REIT subsidiary or an “independent contractor” who is adequately compensated and from whom the Partnership does not derive revenue. The Partnership may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, the Partnership may render directly a de minimis amount of “non-customary” services to the tenants of a property without disqualifying the income as “rents from real property,” as long as its income from the services does not exceed 1% of its income from the related property. The Partnership has not provided services to leased properties itself or through a taxable REIT subsidiary or an independent contractor. In the future, the Partnership intends that any services provided will not cause rents to be disqualified as rents from real property.

      Based on the foregoing, we believe that rent from leases should qualify as “rents from real property” for purposes of the 75% and 95% gross income tests. As described above, however, the IRS may assert successfully a contrary position and, therefore, prevent us from qualifying as a REIT.

      On an ongoing basis, we will use our best efforts not to cause the Partnership to:

•	charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above);

•	rent any property to a related party tenant (taking into account the applicable constructive ownership rules), unless we determine in our discretion that the rent received from such related party tenant is not material and will not jeopardize our status as a REIT;

•	derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease); and

•	perform services considered to be rendered to the occupant of the property that generate rents exceeding 1% of all amounts received or accrued during the taxable year with respect to such property, other than through a taxable REIT subsidiary or an independent contractor from whom we derive no revenue or if the provisions of such services will not jeopardize our status as a REIT.

      Because the Code provisions applicable to REITs are complex, however, we may fail to meet one or more of the foregoing.

      Interest Income. The Partnership may make loans to dealer groups for the development of property used by dealerships. Interest generally is qualifying income for purposes of the 95% gross income test. For purposes of the 75% and 95% gross income tests, amounts received or accrued (directly or indirectly) which are based in whole or in part on the income or profits of any person are generally not treated as interest. Interest will generally be treated as qualifying even if it is based (1) on a fixed percentage or percentages of receipts or sales or (2) on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, but only to the extent the amounts received by the debtor would be characterized as “rents from real property” if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision” (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

      Interest on obligations secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the Partnership or a subsidiary receives interest income with respect to a loan that is secured by both real property and other property and the highest principal balance of the loan during the taxable year exceeded the fair market value of the real property on the date the Partnership or the subsidiary agreed to originate or acquire the loan, the interest income from the loan will be apportioned between the real property and the other property. This apportionment may cause us to recognize income that is not qualifying income for purposes of the 75% gross income test. We intend to structure any such financing arrangement such that we will continue to qualify as a REIT.

      Tax on Income From Property Acquired in Foreclosure. We will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected to the production of such income. “Foreclosure property” is any real property (including interests in real property) and any personal property incident to such real property:

•	that is acquired by a REIT at a foreclosure sale, or having otherwise become the owner or in possession of the property by agreement or process of law, after a default (or imminent default) on a lease of such property or on an debt owed to the REIT secured by the property;

•	for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

      A REIT will not be considered to have foreclosed on a property where it takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Generally, property acquired as described above ceases to be foreclosure property on the earlier of:

•	the last day of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury);

•	the first day on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test;

•	the first day on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent); or

•	the first day that is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income).

      Tax on Prohibited Transactions. A REIT will incur a 100% tax on net income derived from any “prohibited transaction.” A “prohibited transaction” generally is a sale or other disposition of property (other than foreclosure property) that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets (including those held by the Partnership and its subsidiaries) are held for sale to customers and that a sale of any such asset would not be in the ordinary course of its business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when an asset sale will not be characterized as a prohibited transaction. We may fail to comply with such safe-harbor provisions or may own property that could be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

      Relief from Consequences of Failing to Meet Income Tests. If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. We may not qualify for the relief provisions in all circumstances. In addition, as discussed above in “— Taxation of Capital Automotive REIT,” even if the relief provisions apply, we would incur a 100% tax on the greater of (i) the amount by which 90% of our gross income (excluding gross income from prohibited transactions) exceeds our qualifying income under the 95% gross income test, or (ii) the amount by which 75% of our gross income (excluding gross income from prohibited transactions) exceeds our qualifying income under the 75% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

      Asset Tests. To maintain our qualification as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year:

•	At least 75% of the value of our total assets must consist of cash or cash items (including certain receivables), government securities, “real estate assets,” or qualifying temporary investments (the “75% asset test”).

•	“Real estate assets” include interests in real property, interests in mortgages on real property and stock in other REITs. We believe that our properties qualify as real estate assets.

•	“Interests in real property” include an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property).

•	Qualifying temporary investments are investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity or long-term (at least five-year) public debt offerings.

•	For investments not included in the 75% asset test, (A) the value of our interest in any one issuer’s securities (which does not include our equity ownership of other REITs, the Partnership or any qualified REIT subsidiary) may not exceed 5% of the value of our total assets (the “5% asset test”), (B) we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities which does not include our equity ownership in other REITs, the Partnership, any qualified REIT subsidiary or any taxable REIT subsidiary or, for the purposes of the 10% value test, certain “straight debt” securities (the “10% asset test”) and (C) the value of our securities in one or more taxable REIT subsidiaries may not exceed 20% of the value of our total assets.

      We intend to select future investments so as to comply with the asset tests.

      If we failed to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

      Distribution Requirements. Each taxable year, we must distribute dividends (other than capital gain dividends and deemed distributions of retained capital gain) to our shareholders in an aggregate amount at least equal to (1) the sum of 90% of (A) our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (B) our net income (after tax), if any, from foreclosure property, minus (2) certain items of non-cash income.

      We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

      We will pay federal income tax at regular corporate rates on taxable income (including net capital gain) that we do not distribute to shareholders. Furthermore, we will incur a 4% nondeductible excise tax if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year, and (3) any undistributed taxable income from prior periods. The excise tax is on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Shareholders and U.S. Noteholders.” For purposes of the 4% excise tax, we will be treated as having distributed any such retained amount. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

      It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue preferred shares or additional common shares.

      We intend to calculate our REIT taxable income based upon the conclusion that the Partnership is the owner for federal income tax purposes of all of the properties. As a result, we expect that depreciation deductions with respect to all such properties will reduce our REIT taxable income. If the IRS were to successfully challenge this position, we might be deemed retroactively to have failed to meet the distribution requirement and would have to rely on the payment of a deficiency dividend in order to retain our REIT status.

      Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying deficiency dividends to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

      Record Keeping Requirements. We must maintain certain records to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis certain information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied, and we intend to continue to comply, with such requirements.

      Failure to Qualify. If we failed to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Such distributions would, however, be “qualified dividend income,” which is potentially taxable at long-term capital gain rates for individual shareholders. Furthermore, subject to certain limitations of the Code, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders and U.S. Noteholders

      As used herein, the term “U.S. shareholder” means a holder of our common or preferred shares, and “U.S. noteholder” means a holder of our notes or other debt securities, that for U.S. federal income tax purposes is

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, shall be considered U.S. shareholders.

      If a partnership, including an entity that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of our securities, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

      For U.S. federal income tax purposes, holders of depositary share receipts will be treated as if they held the equivalent fraction of the underlying preferred shares. Accordingly, the discussion below of the consequences of holding our preferred shares applies equally to holders of our depositary receipts.

      Dividends and Other U.S. Shareholder Distributions. As long as we qualify as a REIT, a taxable U.S. shareholder must account for tax purposes distributions on our common or preferred shares out of our current or accumulated earnings and profits (and that we do not designate as capital gain dividends or retained long-term capital gain) as ordinary income. Such distributions will not qualify for the dividends received deduction generally available to corporations.

      In determining the extent to which a distribution constitutes a dividend for federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares and then to distributions with respect to our common shares. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to the holders of each class or series of preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to the holders of such class or series of preferred shares for the year and the denominator of which will be the total dividends paid to the holders of all classes of our shares for the year. The remainder of the designated capital gain dividends will be allocable to holders of our common shares.

      A U.S. shareholder will recognize distributions that we designate as capital gain dividends as long-term capital gain (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. shareholder has held its common shares. See “— Capital Gains and Losses” below. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

      We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

      A U.S. shareholder will not incur tax on a distribution to the extent it exceeds our current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of the U.S. shareholder’s common and/or preferred shares. Instead, such distribution in excess of earnings and profits will reduce the adjusted basis of such shares. To the extent a distribution exceeds both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in its shares, the U.S. shareholder will recognize long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

      Taxation of U.S. Shareholders on the Sale or Exchange of Common Shares or Preferred Shares. In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of common or preferred shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year, and otherwise as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of common or preferred shares held by such shareholder for six months or less (after applying certain holding period rules) as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss a U.S. shareholder realizes upon a taxable disposition of common or preferred shares may be disallowed if the U.S. shareholder purchases substantially identical shares within the 61-day period beginning 30 days before and ending 30 days after the disposition.

      Redemption of Preferred Shares. The treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of preferred shares can only be determined on the basis of particular facts as to each holder at the time of redemption. In general, a holder of preferred shares will recognize capital gain or loss measured by the difference between the amount received by the holder of preferred shares upon the redemption and such holder’s adjusted tax basis in the preferred shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, (ii) is “substantially disproportionate” with respect to the holder’s interest in our shares under Section 302(b)(2) of the Code (which will not be the case if only nonvoting preferred shares are redeemed), or (iii) is “not essentially equivalent to a dividend” with respect to the holder of preferred shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the preferred shares owned by the holder, but also such holder’s ownership of common shares and any other options (including share purchase rights) to acquire any of the foregoing. The holder of preferred shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

      If a particular holder of preferred shares owns (actually or constructively) none of our common shares or an insubstantial percentage of our outstanding common shares, then based upon current law, it is probable that the redemption of preferred shares from such a holder would be considered “not essentially equivalent to a dividend.” However, whether a dividend is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of preferred shares intending to rely on any of these tests at the time of redemption should consult the holder’s own tax advisor to determine their application to the holder’s particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the preferred shares will be treated as a distribution on the preferred shares. If the redemption is taxed as a dividend, the holder’s adjusted tax basis in the preferred shares will be transferred to any other shares held by the holder. If the holder of preferred shares owns none of our other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

      Proposed Treasury Regulations would, if adopted, alter the method for recovering a holder’s adjusted tax basis in any of our shares redeemed in a dividend equivalent redemption. Under the Proposed Treasury Regulations, a holder would be treated as realizing a capital loss on the date of the dividend equivalent redemption equal to the adjusted tax basis of the shares redeemed, subject to adjustments. The recognition of such loss would generally be deferred until the occurrence of specified events, such as, for example, the holder’s ceasing to actually or constructively own any shares. There can be no assurance that the Proposed Treasury Regulations will be adopted, or that they will be adopted in their current form.

      Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate on ordinary income exceeds the maximum tax rate on long-term capital gain applicable to non-corporate taxpayers. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property” (i.e., depreciable real property) is, to the extent that such gain would have been treated as ordinary income if the property were “Section 1245 property,” higher than the maximum long-term capital gain rate otherwise applicable. With respect to distributions that we designate as capital gain dividends and any retained capital gain that is deemed to be distributed, we may designate (subject to certain limits) whether such a distribution is taxable to our non-corporate shareholders at the lower or higher rate. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers is significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer generally may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

      Recent Tax Legislation. On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003. Under the Act, the maximum tax rate on the long-term capital gains of domestic non-corporate taxpayers is reduced to 15% for taxable years beginning on or before December 31, 2008. The Act also reduced the tax rate on “qualified dividend income” to the maximum capital gains rate. Because, as a REIT, we are not generally subject to tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our distributions are not generally eligible for this new tax rate on dividends. As a result, our ordinary REIT distributions continue to be taxed at the higher tax rates applicable to ordinary income. However, the new 15% rate does generally apply to:

•	a U.S. shareholder’s long-term capital gain, if any, recognized on the disposition of our shares;

•	distributions we designate as long-term capital gain dividends (except to the extent attributable to Section 1250 property, in which case the 25% tax rate applies);

•	distributions attributable to dividends we receive from non-REIT corporations; and

•	distributions to the extent attributable to income upon which we have paid corporate tax (for example, the tax we would pay if we distributed less than all of our taxable REIT income).

      Without further legislation, the maximum tax rate on long-term capital gains will revert to 20% in 2009.

      Interest on Debt Securities. A U.S. noteholder generally will be required to report interest earned on a debt instrument as ordinary income in accordance with the U.S. noteholder’s method of tax accounting. In general, if the terms of a debt instrument entitle a holder to receive payments other than fixed periodic interest that exceed the issue price of the instrument, the holder may be required to recognize additional interest as “original issue discount” over the term of the instrument.

      Disposition of Debt Securities. Upon the sale, exchange, redemption, retirement, repurchase or other disposition of a debt security, a U.S. noteholder who acquired the security upon its issuance will generally recognize capital gain or loss equal to the difference (if any) between the amount realized (other than amounts attributable to accrued but unpaid stated interest which will be taxable as ordinary income) and such U.S. noteholder’s tax basis in the security. The U.S. noteholder’s tax basis for a debt security generally will be the purchase price for the security. Such gain or loss shall be treated as long-term capital gain or loss if the security was held for more than one year. Subject to limited exceptions, capital losses cannot be used to offset a U.S. noteholder’s ordinary income.

      The discussion in the preceding paragraph will apply if the purchase price of the debt securities consists entirely of cash. If any part of the purchase price for our convertible debt securities consists of our common shares (excluding cash representing accrued interest and any cash in lieu of a fractional common share), the federal income tax consequences will be as described below in “— Conversion of Convertible Debt Securities.”

      Conversion of Convertible Debt Securities. A U.S. noteholder generally should not recognize income, gain or loss upon conversion of debt securities solely into our common shares of beneficial interest, except with respect to cash received in lieu of fractional shares or to the extent that any common shares received are considered attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income. The U.S. noteholder’s tax basis in the common shares received on conversion should be the same as the holder’s adjusted tax basis in the debt securities exchanged therefor at the time of conversion (reduced by any tax basis allocable to a fractional share), and the holding period for the common shares received on conversion should include the holding period of the securities that were converted. However, a U.S. noteholder’s tax basis in common shares considered attributable to accrued but unpaid interest not previously included in income shall equal the amount of such interest, and the holding period for such shares will begin on the date of conversion. Cash received in lieu of a fractional common share upon conversion of the debt securities into common shares will generally be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional common share generally will result in capital gain or loss measured by the difference between the cash received for the fractional share and the holder’s adjusted tax basis in the fractional share. The gain or loss recognized by a U.S. noteholder with respect to cash received in lieu of a fractional common share upon conversion of debt securities into common shares will be long-term capital gain or loss if the holder held the securities for more than one year at the time of such conversion.

      If we satisfy the conversion obligation in part cash and part common shares, the holder will recognize gain realized in the exchange to the extent of cash received, but no loss will be recognized on such conversion. The holder’s tax basis in the common shares permitted to be received tax-free will equal the holder’s tax basis in the corresponding debt security less the amount of cash received plus the amount of gain recognized on the conversion. The holder’s holding period for the common shares received will include the holding period for the corresponding debt security. Alternatively, in the event that we satisfy the conversion obligation entirely in cash, the holder will recognize gain or loss equal to the difference between the proceeds received by such holder (excluding amounts allocated to interest) and the holder’s adjusted tax basis in the debt security. See “— Disposition of Debt Securities” above.

      Adjustment of Conversion Rate. The conversion rate of convertible debt securities may be subject to adjustment under certain circumstances. Certain adjustments to (or the failure to make such adjustments to) the conversion rate of convertible debt securities that increase a U.S. noteholder’s proportionate interest in our assets or earnings and profits may result in a taxable constructive distribution to the holder, whether or not the holder ever converts the securities. This could occur, for example, if the conversion rate is adjusted to compensate holders of convertible debt securities for distributions of cash or property to our shareholders. Such constructive distribution will be treated as a dividend for tax purposes, resulting in ordinary income, to the extent of our current or accumulated earnings and profits. As a result, U.S. noteholders could have taxable income as a result of an event pursuant to which they receive no cash or property. Generally, a U.S. noteholder’s tax basis in a convertible debt security will be increased to the extent any such constructive distribution is treated as a dividend. Moreover, if there is an adjustment (or a failure to make an adjustment) to the conversion rate of the convertible debt securities that increases the proportionate interest of the holders of outstanding common shares in our assets or earnings and profits, then such increase in the proportionate interest of the holders of the common shares generally will be treated as a constructive distribution to such holders of common shares, taxable as described above.

      Information Reporting Requirements and Back-up Withholding. We will report to our shareholders and noteholders and to the IRS the amount of distributions or interest we pay during each calendar year, and the amount of tax we withhold, if any. Under the back-up withholding rules, a U.S. shareholder or U.S. noteholder may be subject to back-up withholding (at the rate of 28% through December 31, 2010 and thereafter at a rate of 31%) with respect to distributions or interest payments unless such holder (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number, certifies as to no loss of exemption from back-up withholding, and otherwise complies with the applicable requirements of the back-up withholding rules. A U.S. shareholder or U.S. noteholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as back-up withholding will be creditable against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. Information reporting and back-up withholding also generally applies to payment of the proceeds of a sale or other disposition of our securities before maturity.

Taxation of Tax-Exempt U.S. Shareholders and U.S. Noteholders

      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities (“exempt organizations”), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to exempt organizations on our shares generally should not constitute UBTI. Furthermore, interest income generally does not constitute UBTI. However, if an exempt organization were to finance its acquisition of our securities with debt, a portion of the income that they receive from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions and other income that they receive from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our securities. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares is required to treat a percentage of the dividends that it receives from us as UBTI (the “UBTI Percentage”). The UBTI Percentage is equal to the gross income we derive from an unrelated trade or business (determined as if it were a pension trust) divided by our total gross income for the year in which we pay the dividends. The UBTI rule applies to a pension trust holding more than 10% of our shares only if:

•	the UBTI Percentage is at least 5%;

•	we qualify as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

•	we are a “pension-held REIT” (i.e., either (1) one pension trust owns more than 25% of the value of our shares or (2) a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares).

      Tax-exempt entities will be subject to the rules described above, under the heading “— Taxation of Taxable U.S. Shareholders and U.S. Noteholders” concerning the inclusion of our designated undistributed net capital gains in the income of our shareholders. Thus, such entities will, after satisfying filing requirements, be allowed a credit or refund of the tax deemed paid by such entities in respect of such includible gains.

Taxation of Non-U.S. Shareholders and Non-U.S. Noteholders

      The rules governing U.S. federal income taxation of non-U.S. shareholders and non-U.S. noteholders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our securities, including any reporting requirements. As used herein, the term “non-U.S. shareholder” means any beneficial owner of our shares that is not a U.S. shareholder, and the term “non-U.S. noteholder” means any beneficial owner of our debt securities that is not a U.S. noteholder.

      Ordinary Dividends. A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests (as defined below) and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a non-U.S. corporation). We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless (i) a lower treaty rate applies and the non-U.S. shareholder (or beneficial owner in the case of shares owned through a pass-through entity that is not acting as a withholding foreign partnership or trust) provides IRS Form W-8BEN to us evidencing eligibility for that reduced rate, (ii) the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income, or (iii) the non-U.S. shareholder holds shares through a “qualified intermediary” that has elected to perform any necessary withholding itself.

      Return of Capital. A non-U.S. shareholder will not incur tax on a distribution to the extent it exceeds our current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of its common or preferred shares. Instead, such distribution in excess of earnings and profits will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax to the extent a distribution exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution just as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

      Capital Gain Dividends. For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). The term “United States real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property, but excludes mortgage loans and mortgage-backed securities. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of United States real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). A corporate non-U.S. shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on distributions subject to FIRPTA. We must withhold 35% of any distribution that we could designate as a capital gain dividend. However, if we make a distribution and later designate it as a capital gain dividend, then (although such distribution may be taxable to a non-U.S. shareholder) it is not subject to withholding under FIRPTA. Instead, we must make-up the 35% FIRPTA withholding from distributions made after the designation, until the amount of distributions withheld at 35% equals the amount of the distribution designated as a capital gain dividend. A non-U.S. shareholder may receive a credit against its FIRPTA tax liability for the amount we withhold.

      Distributions to a non-U.S. shareholder that we designate at the time of distribution as capital gain dividends that are not attributable to or treated as attributable to our disposition of a United States real property interest generally will not be subject to U.S. federal income taxation, except as described below under “— Sale of Shares.”

      Sale of Shares. A non-U.S. shareholder generally will not incur tax under FIRPTA on gain from the sale of its common or preferred shares as long as we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period non-U.S. persons held, directly or indirectly, less than 50% in value of the stock. We anticipate that we will continue to be a “domestically controlled REIT.” In addition, a non-U.S. shareholder that owns, actually or constructively, 5% or less of the outstanding shares in that class of shares at all times during a specified testing period will not incur tax under FIRPTA if the shares in that class are “regularly traded” on an established securities market. If neither of these exceptions were to apply, the gain on the sale of the shares would be taxed under FIRPTA, in which case a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

      A non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. shareholder will incur a 30% tax on the shareholder’s capital gains. Capital gains dividends not subject to FIRPTA will be subject to similar rules.

      Back-up Withholding on Non-U.S. Shareholders. Back-up withholding (which generally is withholding at the rate of 28% through December 31, 2010, and thereafter at a rate of 31%, on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions to a non-U.S. shareholder provided that the non-U.S. shareholder certifies under penalty of perjury that the shareholder is a non-U.S. shareholder, or otherwise establishes an exemption. As a general matter, back-up withholding and information reporting will not apply to a payment of the proceeds of a sale of shares effected at a foreign office of a foreign broker. Information reporting (but not back-up withholding) will apply, however, to a payment of the proceeds of a sale of shares by a foreign office of a broker that:

•	is a U.S. person;

•	derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the U.S.;

•	is a “controlled foreign corporation” for U.S. tax purposes (generally, a foreign corporation controlled by United States persons); or

•	that is a foreign partnership, if at any time during its tax year 50% or more of its income or capital interest are held by U.S. persons or if it is engaged in the conduct of a trade or business in the U.S., unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption. Payment of the proceeds of a sale of shares effected at a U.S. office of a broker is subject to both back-up withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholder is a non-U.S. shareholder, or otherwise establishes an exemption. Back-up withholding is not an additional tax. A non-U.S. shareholder may obtain a refund of excess amounts withheld under the back-up withholding rules by filing the appropriate claim for refund with the IRS.

      Treatment of Debt Securities. A non-U.S. noteholder generally will not be subject to U.S. federal income or withholding tax on payments of interest on a debt security, provided that

•	the non-U.S. noteholder is not:

•	a direct or indirect owner of 10% or more of the total voting power of all our voting shares;

•	a “controlled foreign corporation” for U.S. tax purposes (generally, a foreign corporation controlled by United States persons) that is related (directly or indirectly) to us through share ownership; or

•	a bank whose receipt of interest on a note is pursuant to a loan agreement entered into in the ordinary course of business;

•	such interest payments are not effectively connected with the conduct by the non-U.S. noteholder of a trade or business within the United States; and

•	we or our paying agent receives certain information from the non-U.S. noteholder (or a financial institution that holds the debt securities in the ordinary course of its trade or business) certifying that such holder is a non-U.S. noteholder.

      If interest on a debt security is effectively connected with the conduct by a non-U.S. noteholder of a trade or business in the U.S., such income generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if realized by corporate holders, may also be subject to a 30% branch profits tax). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, payments of such interest or of the disposition proceeds will not be subject to U.S. withholding tax so long as the non-U.S. noteholder provides us or the paying agent with an IRS Form W-8ECI.

      A non-U.S. noteholder generally will not be subject to U.S. federal income or withholding tax on the conversion of a convertible debt security into our common shares. To the extent a non-U.S. noteholder recognizes any gain as a result of the receipt of cash (including the receipt of cash in lieu of a fractional common share upon conversion), such cash may give rise to gain that would be subject to the rules described below with respect to the sale or exchange of shares or debt securities. To the extent that a non-U.S. noteholder receives upon conversion any common shares attributable to accrued but unpaid interest not previously included in income, such shares would be subject to the rules described above for interest.

      The conversion rate of convertible debt securities may be subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution to non-U.S. noteholders of the securities. See “Taxation of Taxable U.S. Shareholders and U.S. Noteholders — Adjustment of Conversion Rate” above. In such case, the deemed distribution would be subject to the rules described above under the heading “— Ordinary Dividends” regarding taxation and withholding of U.S. federal tax on dividends in respect of our shares. Any resulting withholding tax attributable to deemed dividends would be collected from interest payments made on the convertible debt securities.

      Generally a non-U.S. noteholder will not be subject to U.S. federal income or withholding tax on gains from the sale or other taxable disposition of a debt security unless:

•	such gains are effectively connected with the conduct by the non-U.S. noteholder of a trade or business within the U.S. and, if the non-U.S. noteholder is entitled to the benefits under an applicable tax treaty, is attributable to a permanent establishment or a fixed base in the U.S.;

•	such non-U.S. noteholder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and meets certain other requirements; or

•	the non-U.S. noteholder is subject to back-up withholding as a result of failing to provide to the selling broker evidence establishing such holder’s status as a non-U.S. holder, if required.

If the first bullet point applies, a non-U.S. noteholder generally will be subject to U.S. federal income tax with respect to such gain (and non-U.S. noteholders that are corporations may also be subject to a 30% branch profits tax), unless an applicable income tax treaty provides otherwise. If the second bullet point applies, the non-U.S. noteholder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the debt securities) exceed capital losses allocable to U.S. sources. If the third bullet point applies, the non-U.S. noteholder generally will be subject to back-up withholding in a manner similar to U.S. noteholders. See “Taxation of Taxable U.S. Shareholders and U.S. Noteholders — Information Reporting Requirements and Back-up Withholding.”

Other Tax Considerations

      State and Local Taxes. We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our securities.

Tax Aspects of Our Investments in the Partnership and Subsidiary Partnerships

      The following discussion summarizes material federal income tax considerations applicable to our direct or indirect investments in the Partnership and its subsidiaries. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

      Classification as Partnerships. We are entitled to include in our income our distributive share of the Partnership’s income and to deduct our distributive share of the Partnership’s losses only if the Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or association taxable as a corporation. An organization will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it (1) is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the “check-the-box regulations”) and (2) is not a “publicly traded” partnership.

      Under the check-the-box regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. We believe that the Partnership and its subsidiaries are classified as partnerships for federal income tax purposes.

      A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). While the units will not be traded on an established securities market, they could possibly be deemed to be traded on a secondary market or its equivalent due to the redemption rights enabling the limited partners to dispose of their units. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership’s gross income for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership consisted of certain passive-type income, including (as may be relevant here) real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% Passive Income Exception”).

      Treasury has issued regulations (the “PTP Regulations”) that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “Private Placement Exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in the partnership and (ii) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation.

      We believe that the Partnership qualified for the Private Placement Exclusion in years 1998 through 2003 and intends to continue to qualify for the Private Placement Exclusion unless it qualifies for another exception. It is possible that in the future the Partnership might not qualify for the Private Placement Exclusion.

      If the Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, the Partnership would need to qualify under another safe harbor in the PTP Regulations or for the 90% Passive Income Exception. We believe that the Partnership will qualify for another safe harbor in the PTP Regulations or for the 90% Passive Income Exception. It is possible that in the future the Partnership might not qualify for one of these exceptions.

      If, however, for any reason the Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for REIT Qualification — Income Tests” and “— Requirements for REIT Qualification — Asset Tests.” In addition, any change in the Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Requirements for REIT Qualifica-

tion — Distribution Requirements.” Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

      Income Taxation of the Partnership and its Partners. The partners of the Partnership are subject to taxation. The Partnership itself is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of the Partnership’s income, gains, losses, deductions and credits for any taxable year of the Partnership ending during our taxable year, without regard to whether we have received or will receive any distribution from the Partnership.

      Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Partnership’s allocations of taxable income, gain and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

      Tax Allocations With Respect to Contributed Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “Book-Tax Difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Partnership was formed by way of contributions of appreciated property and has received contributions of appreciated property since our formation. Consequently, the Partnership’s partnership agreement requires such allocations to be made in a manner consistent with Section 704(c) of the Code.

      In general, the partners who contribute property to the Partnership will be allocated depreciation deductions for tax purposes that are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets (including our properties) that have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to the contributing partners, including us, and each partner will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of any offering of securities hereunder. This will tend to eliminate the Book-Tax Difference over the life of the Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands the Partnership will cause us to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “— Requirements for REIT Qualification-Distribution Requirements.” The foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased the contributed assets at their agreed values.

      Treasury has issued regulations requiring partnerships to use a “reasonable method” for allocating items affected by Section 704(c) of the Code and outlining several reasonable allocation methods. The general partner of the Partnership has the discretion to determine which of the methods of accounting for Book-Tax Differences (specifically approved in the Treasury regulations) will be elected with respect to any properties contributed to the Partnership. The Partnership generally has elected to use the “traditional method with ceiling rule” for allocating Code Section 704(c) items with respect to the properties that it acquires in exchange for units. The use of this method may result in us being allocated less depreciation, and therefore more taxable income in a given year than would be the case if a different method for eliminating the Book-Tax Difference were chosen. If this occurred, a larger portion of shareholder distributions would be taxable income as opposed to the return of capital that might arise if another method were used. We have not determined which method of accounting for Book-Tax Differences will be elected for properties contributed to the Partnership in the future.

      Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in the Partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to the Partnership;

•	increased by

•	our allocable share of the Partnership’s income, and

•	our allocable share of debt of the Partnership; and

•	reduced, but not below zero, by

•	our allocable share of the Partnership’s loss,

•	the amount of cash distributed to us, and

•	constructive distributions resulting from a reduction in our share of debt of the Partnership.

      If the allocation of our distributive share of the Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the Partnership’s distributions, or any decrease in our share of the debt of the Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce our adjusted tax basis below zero, such distributions (including such constructive distributions) would constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as capital gain, and, if our interest in the Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

      Sale of the Partnership’s Property. Generally, any gain realized by the Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership under Section 704(c) of the Code to the extent of their “built-in gain” on those properties for federal income tax purposes. The partners’ “built-in gain” on the contributed properties sold will equal the excess of the partners’ proportionate share of the book value of those properties over the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain recognized by the Partnership on the disposition of the contributed properties, and any gain recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

      Our share of any gain realized by the Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Requirements for REIT Qualification — Income Tests.” We, however, do not presently intend to allow the Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Partnership’s trade or business.

PLAN OF DISTRIBUTION

      We may sell securities on a negotiated or competitive bid basis to or through one or more underwriters or dealers. We may also sell securities directly to institutional investors or other purchasers or through agents. We will identify any underwriter, dealer or agent involved in the offer and sale of securities, and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

      We may distribute securities from time to time in one or more transactions

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

      Unless we say otherwise in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

      We or our agents may solicit offers to purchase securities from time to time. Unless we say otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

      In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any such compensation we pay, in the related prospectus supplement.

      Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

      If we tell you in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

      The securities may or may not be listed on a national securities exchange or with a national securities association, or traded in the over-the-counter market. No assurance can be given as to the liquidity of the trading market for any such securities.

      If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the representatives of any underwriters may determine not to engage in such transactions and such transactions, once commenced, may be discontinued without notice.

      One or more of the following (or their successors) may be involved as an underwriter or agent in any at-the-market offering of securities:

•	A.G. Edwards & Sons, Inc.

•	Advest, Inc.

•	Banc of America Securities LLC

•	Banc One Capital Markets, Inc.

•	BB&T Capital Markets, a division of Scott & Stringfellow, Inc.

•	BNY Capital Markets, Inc.

•	Bear Stearns & Co. Inc.

•	Brinson Patrick Securities Corporation

•	Cantor Fitzgerald & Co.

•	Citigroup Global Markets Inc.

•	Credit Suisse First Boston LLC

•	Ferris, Baker Watts, Incorporated

•	Friedman, Billings, Ramsey & Co., Inc.

•	Goldman Sachs & Co.

•	KeyBanc Capital Markets, a division of McDonald Investments Inc.

•	Lehman Brothers Inc.

•	J.P. Morgan Securities Inc.

•	Legg Mason Wood Walker, Incorporated

•	Merrill Lynch, Pierce, Fenner & Smith Incorporated

•	Morgan Stanley & Co. Incorporated

•	Prudential Securities, Inc.

•	Raymond James & Associates, Inc.

•	RBC Dain Rauscher Inc.

•	SG Cowen & Co., LLC

•	Stifel, Nicolaus & Company, Incorporated

•	Wells Fargo Brokerage Services, LLC

•	Wachovia Securities, Inc.

      Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

LEGAL MATTERS

      Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Shaw Pittman LLP, a limited liability partnership including professional corporations. In addition, the description of federal income tax considerations contained in this prospectus under “Federal Income Tax Considerations” is, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, the opinion of Shaw Pittman LLP.

EXPERTS

      Pursuant to the Securities Act and the rules promulgated thereunder, we are required to, and have incorporated into this registration statement our Annual Report on Form 10-K for the year ended December 31, 2003. The consolidated financial statements and schedule appearing in our Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at:

Public Reference Section
Securities and Exchange Commission
Room 1200
450 Fifth Street, N.W.
Washington, D.C. 20549

      Please call the SEC at (800) SEC-0330 for further information on the operating rules and procedures for the public reference room.

      The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of our prospectus, and all information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act (Exchange Act File No. 000-23733) from the date of this prospectus until we sell all of the securities under this prospectus as supplemented. Notwithstanding the foregoing, we do not incorporate by reference any document or portion thereof that is “furnished” to the SEC.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004

•	Our Current Report on Form 8-K/ A dated February 19, 1999 and filed with the SEC on March 12, 2004

•	Our Current Report on Form 8-K dated February 4, 2004 and filed with the SEC on February 6, 2004

•	Our Current Report on Form 8-K dated March 18, 2004 and filed with the SEC on March 22, 2004

•	Our Current Report on Form 8-K dated March 29, 2004 and filed with the SEC on March 31, 2004

•	Our Current Report on Form 8-K dated April 22, 2004 and filed with the SEC on April 26, 2004

•	Our Current Report on Form 8-K dated May 7, 2004 and filed with the SEC on May 10, 2004

•	The description of the Series A preferred shares contained in the Registration Statement on Form 8-A filed with the SEC on December 10, 2003

•	The description of the Series B preferred shares contained in the Registration Statement on Form 8-A filed with the SEC on April 26, 2004

•	The description of the common shares contained in the Registration Statement on Form 8-A filed with the SEC on February 5, 1998

      Copies of these filings are available at no cost on our website, www.capitalautomotive.com. Amendments to these filings will be posted to our website as soon as reasonably practicable after filing with the SEC. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

Ms. Lisa M. Clements
Capital Automotive REIT
8270 Greensboro Drive
Suite 950
McLean, Virginia 22102
(703) 288-3075

      Our prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in our prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved. You may get copies of the exhibits by contacting the person named above.

      You should rely only on the information in our prospectus, any prospectus supplement and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement or any incorporated document is accurate as of any date other than the date of the document.